UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Harley-Davidson, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2017
Annual Meeting of
Shareholders
and Proxy Statement

April 29, 2017
Harley-Davidson Museum
400 West Canal Street
Milwaukee, Wisconsin

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT Harley-Davidson, Inc. 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 (414) 342-4680

Dear Fellow Shareholder:	March 20, 2017

On behalf of the Board of Directors and management of Harley-Davidson, Inc., we invite you to attend the 2017 Annual Meeting of Shareholders to be held at 10:00 a.m., Central Daylight Time, on Saturday, April 29, 2017, at the Harley-Davidson Museum, 400 West Canal Street, Milwaukee, Wisconsin.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business that the shareholders will transact at the Annual Meeting. During the Annual Meeting, there will also be brief reports on operations. When the business of the Annual Meeting is concluded, shareholders will have an opportunity to ask questions.

We are furnishing proxy materials to our shareholders via the internet. This process expedites the delivery of proxy materials, ensures that proxy materials remain easily accessible to shareholders and provides clear instructions for receiving materials and voting.

On March 20, 2017, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for use of this process, including how to access our Proxy Statement and 2016 Annual Report on Form 10-K and how to vote via the internet, mail or telephone, or in person at our 2017 Annual Meeting of Shareholders. The Notice of Internet Availability of Proxy Materials contains instructions on how you may receive a printed copy of the Proxy Statement and 2016 Annual Report on Form 10-K.

We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you are personally present, it is important that you vote your shares.

If you own shares through a broker, bank or other nominee, please vote your shares by providing your broker, bank or nominee with your voting instructions.

Thank you for your ongoing support of Harley-Davidson, Inc.

Sincerely yours,

Michael J. Cave
Chairman of the Board

Matthew S. Levatich
President and Chief Executive Officer

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Notice of Annual Meeting of Shareholders

April 29, 2017

The 2017 Annual Meeting of Shareholders of Harley-Davidson, Inc. will be held at the Harley-Davidson Museum, 400 West Canal Street, Milwaukee, Wisconsin, on Saturday, April 29, 2017, at 10:00 a.m., Central Daylight Time, to vote on the items listed below.

ITEMS TO BE VOTED:	HOW TO VOTE YOUR SHARES:
1   To elect ten directors to the Board of Directors;
2   To approve, by advisory vote, the compensation of our named executive officers;
3   To consider the frequency of the advisory vote on compensation of our named executive officers; and
4   To ratify the selection of Ernst & Young LLP, independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2017.
We will also take action upon any other business as may properly come before the 2017 Annual Meeting and any adjournments or postponements of that meeting.

The Board of Directors unanimously recommends a vote “FOR” items 1 and 2, “EVERY YEAR” for item 3, and “FOR” item 4. The Board of Directors or proxy holders will use their discretion on other matters that may arise at the 2017 Annual Meeting.

February 23, 2017 is the record date for determining shareholders entitled to notice of and to vote at the 2017 Annual Meeting and any adjournments or postponements of that meeting. If you held your shares as of the close of business on February 23, 2017, you can vote using one of the following methods:

INTERNET You can vote your shares online at www.proxyvote.com.
TELEPHONE In the U.S. or Canada, you can vote your shares toll-free. Check your proxy card or voting instruction form for the toll-free number.
MAIL You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope provided.

ATTENDING THE MEETING
If you plan to attend our meeting, you will need to request a ballot to vote your shares. In addition, if you own your shares through a bank, broker or other nominee, you will need to obtain a legal proxy from your bank, broker or other nominee to attend and to vote at the meeting.

We urge you to submit your proxy as soon as possible. If the records of our transfer agent, Computershare Investor Services LLC, show that you own shares in your name, or you own shares in our Dividend Reinvestment Plan, then you can submit your proxy for those shares via the internet. Alternatively, after first requesting a printed copy of this Proxy Statement, proxy card and Annual Report on Form 10-K, you can mark your votes on the proxy card, sign and date it, and mail it in the postage-paid envelope we provided with it. You may vote your shares by telephone by requesting a printed copy of the Proxy Statement and Annual Report on Form 10-K or by viewing the proxy materials at http://www.proxyvote.com at which time a toll-free number will be provided. You will need a touch tone telephone to vote by telephone. Instructions for using these convenient services are set forth on the Notice of Internet Availability of Proxy Materials.

If you own shares in street name, we encourage you to provide voting instructions to your bank, broker or other nominee. Street name holders may also vote via telephone or the internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will enclose the instructions along with this Proxy Statement. Street name holders who wish to vote at the meeting cannot vote in person at the 2017 Annual Meeting unless they first obtain a proxy issued in their name from their broker, bank or other nominee.

By Order of the Board of Directors,
Harley-Davidson, Inc.

Paul J. Jones
Secretary

Milwaukee, Wisconsin
March 20, 2017

ii     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

PROXY SUMMARY

This overview of voting items provides information that you should consider before voting on the items presented at this year’s Annual Meeting of Shareholders. This overview of voting items does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Item 1 To elect ten directors to the Board of Directors ✓ Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

Director Nominees

	Age	Director Since	Independent	Other Public Directorships	Board Committees
					AFC*	HRC	NCGC	SC
Troy Alstead	53	2017	x	Levi Strauss & Co. (1)	x		x
Founder, Harbor O5, LLC
R. John Anderson	65	2010	x			x	x	x
Retired Chief Executive Officer of
Levi Strauss & Co.
Michael J. Cave	56	2012	x	Aircastle Limited			x
Chairman of the Board				Ball Corporation
Retired Senior Vice President of				Esterline Technologies
The Boeing Company				Corporation
Allan Golston	50	2017	x	Stryker Corporation	x		x
President, United States Program for
the Bill & Melinda Gates Foundation
Matthew S. Levatich	52	2015		Emerson Electric Co.
President and Chief Executive
Officer, Harley-Davidson, Inc.
Sara L. Levinson	66	1996	x	Macy’s, Inc.		x	x	x
Co-founder and Director, Katapult
N. Thomas Linebarger	54	2008	x	Cummins Inc.	x			x
Chairman and Chief Executive
Officer, Cummins Inc.
Brian R. Niccol	42	2016	x			x	x	x
Chief Executive Officer, Taco Bell
Maryrose T. Sylvester	51	2016	x		x		x
President and Chief Executive
Officer, Current by GE
Jochen Zeitz	53	2007	x	Wilderness Holdings	x		x
Co-Founder and Executive				Limited (2)
Chairman, B Team
AFC: Audit and Finance Committee
HRC: Human Resources Committee
NCGC: Nominating and Corporate Governance Committee
SC: Sustainability Committee
- Member and Committee Chair
X - Member
(1) Levi Strauss & Co. has publicly-traded debt, but privately-held equity.
(2) Equity is traded on the Johannesburg Stock Exchange.
* The current Chair of the Audit and Finance Committee is James A. Norling, who is not standing for re-election as a director.

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PROXY SUMMARY

Director Nominee Highlights

REFRESHED BOARD

We have significantly refreshed our Board in the last year. Four of our director nominees - Ms. Sylvester and Messrs. Alstead, Golston and Niccol - became directors after the 2016 Annual Meeting of Shareholders.

DIRECTOR NOMINEE TENURE:	DIRECTOR NOMINEE AGE:	AVERAGE DIRECTOR NOMINEE AGE: *

* As of the 2016 and 2017 Record Date

Item 2 To approve, by advisory vote, the compensation of our named executive officers ✓ Our Board unanimously recommends that you vote “FOR” this proposal.

EXECUTIVE COMPENSATION GOALS AND GUIDING PRINCIPLES

●

The compensation program should create and reinforce pay for performance. Exceptional performance should result in increased compensation, but missing performance goals should result in reduced or no incentive pay.

●

The compensation program should encourage both the desired results and the right behaviors. It should strike a balance so the company delivers near-term results that drive long-term performance, while incorporating risk-mitigating features to ensure the compensation program does not encourage excessive risk taking.

●

The compensation program should align the interests of management with the interests of shareholders. A significant portion of executive compensation should be equity-based, with required minimum stock ownership guidelines designed to appropriately focus our management on long-term, sustainable growth.

●

The compensation program should ensure our performance goals align with our strategy and operating plan. These performance goals should be challenging, yet achievable during the applicable performance period.

●

The compensation program should provide a target total compensation opportunity that keeps us competitive in our industry for the size and scale of our company, so we can attract top executive talent. Our compensation program includes a base salary, market competitive employee benefits, targeted short-term incentive awards and long-term incentive awards valued as of their grant date. Although we have target compensation levels, we employ flexibility and discretion so the company can attract and retain a highly-qualified and strong leadership team.

iv     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

HARLEY-DAVIDSON COMPENSATION MIX 2015 LONG-TERM INCENTIVES HARLEY-DAVIDSON	Base Salary ●Paid in cash ●Market Competitive

Short-Term Incentives ●Paid in cash ●Based on performance measures

Long-Term Incentives
●Comprised of:
   - 33% restricted stock units
   - 67% performance shares
●Beginning in 2016, we eliminated stock options and cash-based long-term incentives and replaced them with performance shares to provide a more direct connection between performance relative to key measures and the rewards that result from that performance. We also updated our stock ownership guidelines to be more reflective of the competitive market.

2016 LONG-TERM INCENTIVES

* See “Peer Group and Executive Compensation Benchmarking” in our “Compensation Discussion and Analysis” section for a list of these companies.

STRENGTHENING THE LINK BETWEEN PAY AND PERFORMANCE

Beginning in 2016 and continuing for 2017, we moved to further strengthen the link between compensation and performance. In 2016, we modified several elements of our executive compensation program by increasing the amount of compensation that is classified as performance-based and reconfigured our long-term incentive plan to better align long-term executive rewards with long-term shareholder value. Examples include eliminating the use of stock options and our cash-based long-term incentives and introducing performance shares, which only create value to the executive when, at a minimum, we attain threshold performance over a three-year performance period. Currently, each named executive officer receives 67% of their long-term incentive award in the form of performance shares. For 2017, we set the maximum payout under the performance share awards at 200% of target rather than the maximum 300% of target that we used in 2016.

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PROXY SUMMARY

Item 3 To consider the frequency of the advisory vote on the compensation of our named executive officers

✓ Our Board unanimously recommends a vote in favor of submitting the advisory vote on the compensation of our named executive officers to shareholders “EVERY YEAR.”

In accordance with the executive compensation disclosure rules contained in Item 402 of Securities and Exchange Commission (“SEC”) Regulation S-K, a “say-when-on-pay” vote must be submitted to shareholders every six years. Therefore, we are asking shareholders whether the advisory vote on our named executive officer (“NEO”) compensation should occur every year, once every two years or once every three years. You may also abstain from voting on this proposal.

After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our NEOs to shareholders, our Board recommends submitting the advisory vote on the compensation of our NEOs to our shareholders every year.

Item 4 To ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, to be the auditors for the fiscal year ending December 31, 2017.

✓ Our Board unanimously recommends a vote “FOR” ratifying the selection of Ernst & Young LLP, an independent registered public accounting firm, to be the auditors for the fiscal year ending December 31, 2017.

We will also take action upon any other business as may properly come before the 2017 Annual Meeting and any adjournments or postponements of that meeting.

The Board of Directors or proxy holders will use their discretion on other matters that may arise at the 2017 Annual Meeting.

vi     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

PROXY STATEMENT
3700 West Juneau Avenue Milwaukee, Wisconsin 53208

March 20, 2017

The Board of Directors of Harley-Davidson, Inc. requests the proxy accompanying this Proxy Statement for use at the 2017 Annual Meeting of Shareholders to be held on April 29, 2017 and at any adjournment or postponement of that meeting (the “Annual Meeting”).

We first mailed the Notice of Internet Availability of Proxy Materials to shareholders on March 20, 2017. The Notice of Internet Availability of Proxy Materials instructs shareholders and beneficial owners of our Common Stock on how they may access our proxy materials, which include our Proxy Statement and 2016 Annual Report on Form 10-K, via the internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials by following the instructions we provide later in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you on how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs how you may submit your proxy via the internet, mail or telephone, or in person at the Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions we provide later in this Proxy Statement.

As used in this Proxy Statement, “we,” “our,” the “company” or “Harley-Davidson” refers to Harley-Davidson, Inc. We operate in two business segments: the motorcycles and related products segment and the financial services segment. “HDMC” refers to our motorcycles and related products segment subsidiaries, which include the companies that do business as “Harley-Davidson Motor Company.” “HDFS” generally refers to our financial services segment, which includes Harley-Davidson Financial Services, Inc. and its subsidiaries.

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PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

Shareholders will elect ten directors at the 2017 Annual Meeting. We refreshed our Board of Directors significantly in the last year. Four of the director nominees - Ms. Sylvester and Messrs. Alstead, Golston and Niccol - became directors after the 2016 Annual Meeting of Shareholders.

Our Restated Articles of Incorporation provide for a Board of Directors that has between six and fifteen members. The Board determines the size from time to time by the vote of a majority of the directors then in office. The entire Board is elected annually. The Board currently consists of thirteen members with terms that expire at the Annual Meeting. However, current directors Donald A. James, George L. Miles, Jr. and James A. Norling will not stand for re-election at the Annual Meeting. Accordingly, on February 23, 2017, the Board acted to decrease its size from thirteen to ten directors, effective as of the commencement of the Annual Meeting.

Our By-laws have a majority vote standard for the election of directors. Because this is an uncontested election, the number of votes cast favoring each director nominee’s election must exceed 50% of the total number of votes cast with respect to that nominee’s election, including any votes withheld, for shareholders to elect the nominee. Any shares not voted, whether due to abstentions or broker non-votes, will not have an impact on the election of directors.

Unless you specify otherwise in your proxy, the persons you appointed will vote your shares “FOR” the Board of Directors’ nominees that we name below. If any nominee becomes unable to serve, the persons you appointed may vote your shares for another person that the Board designates.

Identified on the following pages are the ten director candidates that the Board of Directors has nominated. All ten nominees have advised us that they will serve if elected. We provide the following information for each nominee of the Board of Directors:

●	name;
●	age as of February 23, 2017;
●	principal occupations for at least the past five years;
●	the names of any other public companies or relevant private companies where the nominee or director currently serves as a director or has served during the past five years; and
●	the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director for the company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING TEN NOMINEES OF THE BOARD OF DIRECTORS.

2     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees of the Board of Directors

TROY ALSTEAD

Age: 53
Director since February 2017

Mr. Alstead is the founder of Harbor O5, LLC, which is developing a new restaurant and social concept scheduled to open in 2017. In February 2016, Mr. Alstead retired from Starbucks Corporation, an American coffee company and coffeehouse chain, after 24 years with the company, having most recently served as Chief Operating Officer. He served as Chief Operating Officer beginning in 2014. From 2008 to 2014, he served as that company’s Chief Financial Officer and Chief Administrative Officer. Additionally, he served as Group President, Global Business Services from 2013 until his promotion to Chief Operating Officer. Mr. Alstead joined Starbucks in 1992 and over the years served in a number of operational, general management, and finance roles. Mr. Alstead spent a decade in Starbucks’ international business, including roles as Senior Leader of Starbucks International, President Europe/Middle East/Africa headquartered in Amsterdam, and Chief Operating Officer of Starbucks Greater China, headquartered in Shanghai. Mr. Alstead is also a member of the board of directors of Levi Strauss & Co. and Topgolf International, Inc. Mr. Alstead’s extensive background as an executive for an international corporation with strong brand recognition makes him a valuable asset to our Board.

R. JOHN ANDERSON

Age: 65
Director since 2010

Mr. Anderson served as the President and Chief Executive Officer of Levi Strauss & Co., a company that designs and markets jeans, casual wear and related accessories, from 2006 to 2011. Mr. Anderson has wide-ranging expertise in international business matters, merchandising, marketing and operations. Among other leadership positions in his 30-year career with Levi Strauss & Co., he served as President of the Company’s Asia Pacific Division; President of its Global Sourcing Organization; President of Levi Strauss Canada and Latin America; interim President of Levi Strauss Europe; and Vice President of Merchandising and Product Development for the U.S. Mr. Anderson is chairman of the board of directors of True Religion Apparel, Inc., which designs, manufactures and distributes True Religion Brand Jeans and other sportswear and licensed accessories. Mr. Anderson’s significant experience with companies that develop and market consumer products and apparel is extremely helpful to the Board in light of the nature of our businesses.

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PROPOSAL 1: ELECTION OF DIRECTORS

MICHAEL J. CAVE

Chairman of the Board
Chair of Human Resources Committee

Age: 56
Director since 2012

Mr. Cave has been our Chairman of the Board since April 30, 2016. He served as a Senior Vice President of The Boeing Company, the world’s leading aerospace company and the largest manufacturer of commercial jetliners and military aircraft, from 2010 to 2014. He also served as President of Boeing Capital Corp., a wholly owned Boeing subsidiary that is primarily responsible for arranging, structuring and providing financing for Boeing’s commercial airplane and space and defense products, from 2010 to 2014. Mr. Cave had served as Senior Vice President of Business Development and Strategy for Boeing, as Senior Vice President/Chief Financial Officer of Boeing Commercial Airplanes and as Vice President, Finance for Boeing Information, Space & Defense Systems from 1998 through 2010. Prior to 1998, Mr. Cave held a variety of other assignments across Boeing’s defense and commercial businesses. He also serves as a director of AirCastle Ltd., Ball Corporation and Esterline Technologies, and served as a director of Boeing Capital Corp. from 2010 to 2014. He holds a bachelor’s degree in engineering from Purdue University. Mr. Cave’s skills, expertise and experience in engineering and financial services make him an extremely valuable member of the Board.

ALLAN GOLSTON

Age: 50
Director since February 2017

Mr. Golston has been President of the United States Program for the Bill & Melinda Gates Foundation, a private foundation that supports initiatives in education, world health and population, and community giving in the Pacific Northwest, since 2006. Mr. Golston served as Chief Financial and Administrative Officer for that foundation from 2000 to 2006. He is a certified public accountant and has held positions as a finance executive with Swedish Health Services in Seattle, Washington, and with the University of Colorado Hospital. Mr. Golston is also a member of the board of directors of Stryker Corporation and has served on that company’s audit committee. Mr. Golston’s expertise in financial and audit matters makes him a very significant contributor to our Board and particularly to our Audit and Finance Committee.

MATTHEW S. LEVATICH

Age: 52
Director since 2015

Mr. Levatich is our President and Chief Executive Officer. Mr. Levatich joined Harley-Davidson in 1994 and served as President and Chief Operating Officer of HDMC from 2009 until May 2015, when he became our President and Chief Executive Officer. Mr. Levatich previously served as President and Managing Director of MV Agusta, a former subsidiary of Harley-Davidson, from 2008 to 2009, General Manager of Parts and Accessories and Custom Vehicle Operations from 2007 to 2008, and Vice President of Materials Management from 2003 to 2007. Mr. Levatich holds an undergraduate degree in mechanical engineering from Rensselaer Polytechnic Institute. He received his graduate degree in engineering management and an MBA from Northwestern University. Mr. Levatich also serves on the board of directors of Emerson Electric Co. Mr. Levatich’s years of experience within our organization and in the motorcycle manufacturing industry provide the Board with a deep familiarity and a wealth of knowledge to utilize in decision-making with respect to all facets of the company.

4     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

SARA L. LEVINSON

Age: 66
Director since 1996

Ms. Levinson is a co-founder and a director of Katapult, a digital entertainment company making products for today’s creative generation, since 2013. She had served as the Non-Executive Chairman of ClubMom, Inc., an internet-based consumer relationship company, a position she held from 2002 to 2008. She previously served as Chairman and Chief Executive Officer of ClubMom, Inc. from 2000 to 2002. Ms. Levinson previously served as President of the Women’s Group of Rodale, Inc., the world’s leading publisher of information on healthy, active lifestyles, a position she held from 2002 to 2005. Ms. Levinson was President of NFL Properties, Inc., a trademark licensing company for the National Football League, from 1994 to 2000. Prior to that time, Ms. Levinson served as President and Business Director of MTV: Music Television, a cable television network. Ms. Levinson holds a master’s degree of business administration from Columbia University and has expertise in marketing and licensing. She is also a member of the board of directors for Macy’s, Inc. Ms. Levinson’s experience as an executive of a trademark licensing company and as a director of a retail merchandising company allow her to bring insightful guidance to the Board regarding our company and the industry in which it operates. Her service on another board of directors enables her to provide insight into broader markets and corporate governance trends affecting public companies.

N. THOMAS LINEBARGER

Chair of Nominating and Corporate Governance Committee

Age: 54
Director since 2008

Mr. Linebarger is Chairman and Chief Executive Officer of Cummins Inc., which designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related component products, a position he has held since 2012. Mr. Linebarger had served as President and Chief Operating Officer of Cummins from 2008 to 2012. Mr. Linebarger served as Executive Vice President of Cummins and President of Cummins Power Generation from 2005 to 2008, as Cummins’ Vice President and President of Cummins Power Generation from 2003 to 2005 and as Cummins’ Chief Financial Officer from 2000 to 2003. Mr. Linebarger has a master’s degree of business administration from the Stanford Graduate School of Business and a master’s degree of manufacturing systems engineering from Stanford University. He has expertise in finance, engineering, international business matters and operations. Mr. Linebarger is also a director of Cummins Inc. He was a director of Pactiv Corporation from 2005 to 2010 (when it was acquired by Reynolds Group Holdings). Mr. Linebarger’s background, experience and expertise in finance, engineering, international business matters and operations are extremely valuable to the Board.

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PROPOSAL 1: ELECTION OF DIRECTORS

BRIAN R. NICCOL

Age: 42
Director since July 2016

Mr. Niccol has served as Chief Executive Officer of Taco Bell, a division of Yum! Brands, Inc., since 2015. Taco Bell is a distinctive brand and the global leader in the Mexican-style fast food restaurant category. He joined Taco Bell in 2011 as Chief Marketing and Innovation Officer and served as President of Taco Bell from 2013 to 2014. Prior to his service at Taco Bell, from 2005 to 2011, he served in various executive positions at Pizza Hut, another division of Yum! Brands, including General Manager and Chief Marketing Officer. Before joining Yum! Brands, Mr. Niccol spent ten years at Procter & Gamble Co., serving in various brand management positions. Mr. Niccol holds an undergraduate degree from Miami University and an MBA from the University of Chicago Booth School of Business. His extensive experience in brand management, marketing and operations makes him a valuable resource to our Board given the nature of our business.

MARYROSE T. SYLVESTER

Age: 51
Director since July 2016

Maryrose T. Sylvester has served as President and Chief Executive Officer of Current, powered by GE, since 2015. Current is a digital power service business that delivers integrated energy systems combining LEDs, solar, storage and onsite power. Prior to her role at Current, Ms. Sylvester served as President and CEO of GE Lighting, a subsidiary of General Electric Company (GE), from 2011 to 2015. GE Lighting manufactures, sources and sells a variety of energy-efficient lighting solutions. She has been employed by GE since 1988. At GE, she held positions of increasing responsibility with divisions of that company, including President and CEO of GE Lighting Systems (2000 to 2002), President of GE Quartz (2002 to 2006) and CEO of GE Intelligent Platforms (2006 to 2011). Ms. Sylvester holds an undergraduate degree in Procurement and Production Management from Bowling Green State University and an MBA from Cleveland State University. Her executive experience in manufacturing, operations and finance are extremely valuable to the Board.

JOCHEN ZEITZ

Chair of Sustainability Committee

Age: 53
Director since 2007

Mr. Zeitz is Co-founder and Executive Chair of the B Team, a not-for-profit initiative that supports sustainable business practices. He also serves as a member of the board of directors of Wilderness Holdings Limited and Cranemere Group Limited. He served as a director of Kering and chairman of the sustainable development committee of the board of directors of Kering from 2012 to 2016. Kering (formerly known as PPR) is a world leader in apparel and accessories that develops an ensemble of powerful brands. He served as PPR’s CEO of the Sport and Lifestyle division and Chief Sustainability Officer from 2010 until 2012 and as a Member of the PPR Executive Committee from 2007 until 2012. Additionally, he served as chairman of the Administrative Board of PUMA SE, which develops and markets a broad range of sport and lifestyle products including footwear, apparel and accessories, from 2011 to 2012. Mr. Zeitz formerly served as Chairman and Chief Executive Officer of PUMA AG, from 1993 to 2011. Having joined PUMA in 1990, he was also its chief financial officer from 1993 to 2005. Mr. Zeitz’s extensive accounting and finance background and his expertise in international business matters, sustainability, marketing and consumer products and apparel are extremely valuable in light of the nature of our businesses.

6     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

Directors Not Standing for Re-election

We would like to recognize Messrs. James, Miles, and Norling, who are not standing for re-election this year, after serving on our Board for many years. We thank each of them for their dedicated service to Harley-Davidson and our family of riders around the world.

DONALD A. JAMES

Director since 1991

Mr. James is a co-founder, majority owner, and Chairman and Chief Executive Officer of Fred Deeley Imports Ltd., which conducted business as Deeley Harley-Davidson Canada-the largest independent motorcycle distributorship in Canada and the exclusive distributor of our motorcycles in Canada until August 2015. In the 26 years Mr. James has served on our Board, he brought invaluable insight through his expertise in international distribution in the motorcycle industry. He is an avid and passionate motorcyclist who provided visibility to the role of the customer and dealer. For these reasons and for his many other contributions, Mr. James will leave a lasting legacy on the company and in our business.

GEORGE L. MILES, JR.

Director since 2002

Mr. Miles is the Chairman Emeritus of Chester Engineers, Inc., a provider of water and wastewater engineering solutions. Mr. Miles has held this position since 2012, and from 2010 to 2012, he served as that company’s Executive Chair. Mr. Miles has also served on multiple boards of directors, including Chester Engineers, Inc., American International Group, Inc., EQT Corporation, HFF, Inc., and WESCO International, Inc. Mr. Miles leveraged his finance, accounting, and extensive corporate governance experience to provide our Board with more than 15 years of immeasurable guidance and advice, passion, and commitment to our customers and shareholders.

JAMES A. NORLING

Director since 1993

Mr. Norling served as Chairman of the board of STATS ChiPAC, Ltd., a semiconductor manufacturing company, from 2013 until August 2015. He also served on the boards of directors for two other semiconductor manufacturing companies. Mr. Norling retired as Executive Vice President of Motorola, Inc. During 24 years of service on our Board, his expertise in engineering, international business matters, and operations and finance - particularly as Chair of the Audit and Finance Committee - made Mr. Norling an invaluable contributor. His expert counsel and dedication to the importance of our riders in our business has played a critical role in the success of Harley-Davidson.

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PROPOSAL 2: APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our shareholders may approve, on a non-binding, advisory basis, our named executive officer (“NEO”) compensation as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of SEC Regulation S-K. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our NEOs. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement. The company asks that you support the compensation of our NEOs as so disclosed. Because your vote is advisory, it will not be binding on the Human Resources Committee, the Board or the company. However, the Board will review the voting results and consider them when making future decisions regarding executive compensation.

Our executive compensation goals and guiding principles emphasize pay-for-performance. We base several elements of our compensation upon delivering high levels of performance relative to performance measures that the Human Resources Committee has approved. For example, (i) the annual Financial Short-Term Incentive Plan (STIP) and the performance shares that we granted for the first time in 2016 require that we achieve significant financial performance before recipients are entitled to this compensation; (ii) the equity component of our compensation program provides greater financial benefits when our stock price is increasing; and (iii) the Leadership STIP generates payouts correlated to driving measurable improvements in key capabilities that we believe are necessary for improved performance and competitive advantage over time. Our goals and guiding principles are as follows:

●

The compensation program should create and reinforce pay for performance. Exceptional performance should result in increased compensation, but missing performance goals should result in reduced or no incentive pay.

●

The compensation program should encourage both the desired results and the right behaviors. It should strike a balance so the company delivers near-term results that drive long-term performance, while incorporating risk-mitigating features to ensure the compensation program does not encourage excessive risk taking.

●

The compensation program should align the interests of management with the interests of shareholders. A significant portion of executive compensation should be equity-based, with required minimum stock ownership guidelines designed to appropriately focus our management on long-term, sustainable growth.

●

The compensation program should ensure our performance goals align with our strategy and operating plan. These performance goals should be challenging, yet achievable during the applicable performance period.

●

The compensation program should provide a target total compensation opportunity that keeps us competitive in our industry for the size and scale of our company, so we can attract top executive talent. Our compensation program includes a base salary, market competitive employee benefits, targeted short-term incentive awards and long-term incentive awards valued as of their grant date. Although we have target compensation levels, we employ flexibility and discretion so the company can attract and retain a highly-qualified and strong leadership team. Our target compensation should be:

●	at the 50th percentile of companies in similarly-sized businesses, subject to differences by individuals within a range of plus or minus 20%; and
●

based upon a calculation of that percentile in which we weight the values for our Manufacturing/Engineering Peer Group at 60% and the values for our Brand Name/Consumer Goods Peer Group at 40% or, in the event values from the peer groups are unavailable or inadequate, a calculation of that percentile using values from the Aon Hewitt 2016 U.S. Total Compensation Measurement database.

8     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

PROPOSAL 2: APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

We describe the individual elements that make up our total compensation more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. We believe our executive compensation programs are structured to best support our company and our business objectives.

●

Our compensation programs are substantially tied to our key objectives and delivering shareholder value. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executives. For example, our 2016 full-year results adversely impacted executive compensation for 2016 because our compensation is focused on pay-for-performance. Our failure to meet certain performance targets resulted in executives receiving payouts below target under our STIP program and our cash-based long-term incentive awards.

●	We maintain the highest level of oversight over our executive compensation programs.
●	We closely monitor the compensation programs and pay levels of executives from other companies that we believe to be similar to the company in business characteristics and economics.

Accordingly, for the reasons we discuss above, the Board recommends that shareholders vote in favor of the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

The votes cast “for” this proposal must exceed the votes cast “against” this proposal for approval of the compensation of our NEOs, assuming that a quorum is present. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Proxies solicited by the Board will be voted “FOR” approval of the compensation unless a shareholder specifies otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

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PROPOSAL 3: TO CONSIDER THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At our 2011 Annual Meeting, our shareholders approved, on an advisory vote basis, holding an annual advisory vote on our named executive officer (“NEO”) compensation. In accordance with the executive compensation disclosure rules contained in Item 402 of SEC Regulation S-K, this “say-when-on-pay” vote must be submitted to shareholders every six years.

After considering the benefits and consequences of the frequency of submitting the advisory vote on the compensation of our NEOs to shareholders, the Board believes it is in the best interests of the company and its shareholders to continue with our current practice by submitting the advisory vote on the compensation of our NEOs to our shareholders every year.

Therefore, the Board recommends that shareholders vote in favor of holding an advisory vote on the compensation of our NEOs at an annual meeting of shareholders every year. Shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation regarding the frequency of the advisory vote on NEO compensation. Rather, shareholders will be casting votes to recommend to our Board an advisory vote on the compensation of our NEOs every year, once every two years or once every three years, or they may abstain entirely from voting on the proposal.

The option on the frequency of the advisory vote on the compensation of our NEOs that receives the most votes from shareholders will be considered by the Board and Human Resources Committee as the shareholders’ recommendation as to the frequency of future advisory votes on the compensation of our NEOs. While the outcome of this advisory vote is not binding on us or the Board, the Board will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our NEOs will again be submitted to shareholders for approval at our annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO SUBMIT THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO SHAREHOLDERS “EVERY YEAR.”

10     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended December 31, 2016 and the effectiveness of our internal control over financial reporting as of December 31, 2016. The Audit and Finance Committee is responsible for the appointment, compensation, retention and oversight of the independent external auditors retained to audit our financial statements. The Audit and Finance Committee selected Ernst & Young LLP to serve as our independent registered public accounting firm for the 2017 fiscal year, and the committee is presenting this selection to shareholders for ratification. Ernst & Young LLP has been retained as our external auditor since prior to our initial public offering in 1986. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to shareholders’ questions.

If, prior to the Annual Meeting, Ernst & Young LLP declines to act as our independent registered public accounting firm or the Audit and Finance Committee does not want to use Ernst & Young LLP as our independent registered public accounting firm, the Audit and Finance Committee will appoint another independent registered public accounting firm. The Audit and Finance Committee will present any new independent registered public accounting firm for the shareholders to ratify at the Annual Meeting. If the shareholders do not ratify the engagement of Ernst & Young LLP at the Annual Meeting, then the Audit and Finance Committee will reconsider its selection of Ernst & Young LLP.

To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, the votes cast “for” this proposal must exceed the votes cast “against” it. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes (if any) do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

We entered into an engagement letter with Ernst & Young LLP for its work in 2016. The engagement letter contains provisions that subject the company to alternative dispute resolution. The arbitration panel has the power to make an award or impose a remedy if such award could be made or remedy imposed by a court deciding the matter in the same jurisdiction. The arbitration panel has no power to award non-monetary or equitable relief or to make an award or impose a remedy that is inconsistent with any applicable agreement between the parties. We expect that the audit work that Ernst & Young LLP performs for 2017 will be subject to a similar engagement letter.

During the fiscal year ended December 31, 2016, we hired Ernst & Young LLP to perform the annual audit and to provide audit-related and tax services. The Audit and Finance Committee Charter requires that the Audit and Finance Committee pre-approve all Ernst & Young LLP services. The Audit and Finance Committee also pre-approved all fees that we incurred for services that Ernst & Young LLP provided. The fees we incurred for services that Ernst & Young LLP provided during the past two years are listed in the following table.

Fees Paid to Ernst & Young LLP	2016	2015
Audit fees	$2,697,700	$2,927,300
Audit-related fees	$375,800	$315,900
Tax fees	$494,500	$262,700
All other fees	—	—
	$3,568,000	$3,505,900

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PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Audit fees included fees for the audit of our consolidated financial statements and our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes fees for audits provided in connection with government filings or services that generally only the principal auditor can reasonably provide to a client, such as comfort letters, procedures related to debt financing, consents and reviews of documents that we file with the SEC. Audit-related services included audits of employee benefit plans, procedures related to securitization transactions and consultation on accounting and internal control matters. Tax services included tax advice, planning, compliance and transaction consulting.

To assure continuing external auditor independence, the Audit and Finance Committee and its Chair considers whether there should be a regular rotation of the independent external audit firms, reviews and evaluates the lead audit partner and his or her team, and ensures the rotation of the lead audit partner and other audit personnel as required applicable laws and regulations. The Audit and Finance Committee negotiates and has procedures for pre-approving all audit and non-audit services that the independent registered public accounting firm provides. These procedures include reviewing and approving a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and that we anticipate at the time we prepare the budget. In addition, the Audit and Finance Committee has established a policy that the fees we pay for non-audit services must be less than the fees we pay for audit and audit-related services. Audit and Finance Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit and Finance Committee considers whether the services are consistent with the SEC’s rules on auditor independence. The Audit and Finance Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit and Finance Committee may delegate pre-approval authority to one or more members of the Audit and Finance Committee. The Audit and Finance Committee monitors the services that our independent registered public accounting firm provides and the actual fees we paid to the independent registered public accounting firm to ensure that the services are within the parameters that the Audit and Finance Committee has approved.

The members of the Audit and Finance Committee and the Board believe the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

12     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board of Directors and management do not intend to bring any matters before the Annual Meeting other than those to which we referred in the Notice of Annual Meeting and this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the proxy cards intend to vote the shares that shareholders have authorized those persons to vote in accordance with their judgment on those matters. To bring business before an annual meeting, a shareholder must give written notice to our Secretary before the meeting and comply with the terms and time periods that our Restated Articles of Incorporation specify, as supplemented by our By-laws (see “Shareholder Proposals”). No shareholder has given written notice to our Secretary of his or her desire to bring business before the Annual Meeting in compliance with the terms and time periods in our Restated Articles of Incorporation and By-laws.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Independence of Directors

The Board has affirmatively determined that Mses. Levinson and Sylvester and Messrs. Alstead, Anderson, Cave, Golston, Linebarger, Miles, Niccol, Norling and Zeitz qualify as independent directors under New York Stock Exchange rules. For additional information, please see the “Certain Transactions” section of this Proxy Statement.

Board Committees

The Board has four standing committees: the Audit and Finance Committee, the Human Resources Committee, the Nominating and Corporate Governance Committee and the Sustainability Committee. The Corporate Governance link on our investor relations website located at http://investor.harley-davidson.com contains the charter for each of the committees.

AUDIT AND FINANCE COMMITTEE

Members:

James A. Norling, Chair (not standing for re-election)
Troy Alstead (effective February 23, 2017)
Richard I. Beattie (through April 30, 2016)
Allan Golston (effective February 23, 2017)
N. Thomas Linebarger
George L. Miles Jr. (not standing for re-election)
Maryrose T. Sylvester (effective September 7, 2016)
Jochen Zeitz

Number of Meetings in 2016:	7

Audit and Finance Committee responsibilities identified in its Charter include:

●oversight of the integrity of our financial statements and the financial reporting process;
●oversight of the systems of internal control over financial reporting;
●maintenance of the Financial Code of Ethics;
●oversight of the internal audit function;
●retention, compensation and termination of the independent registered public accounting firm;
●oversight of the annual independent audit of our financial statements;
●independent registered public accounting firm’s qualifications and independence;
●oversight of liquidity, hedging and risk management matters;
●oversight of capital structure matters;
●review of matters within the responsibility of the company’s Retirement Plans Committee; and
●oversight of compliance with legal and regulatory requirements.

14     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

In November 2016, the Audit Committee reviewed its charter and recommended to the Board certain changes to the charter, including adding responsibilities associated with finance and capital structure matters and changing the name of the Committee from the “Audit Committee” to the “Audit and Finance Committee.”

The Board has determined that all members of the Audit and Finance Committee are independent and financially literate pursuant to New York Stock Exchange rules. The Board has also determined that Messrs. Alstead, Golston, Linebarger, Miles and Zeitz are audit committee financial experts within the meaning of SEC rules. The section below under the heading “Audit and Finance Committee Report” discusses the functions of the Audit and Finance Committee and its activities during fiscal year 2016.

HUMAN RESOURCES COMMITTEE

Members:	Michael J. Cave, Chair R. John Anderson George H. Conrades (through April 30, 2016) Sara L. Levinson Brian R. Niccol (effective September 7, 2016)

Number of Meetings in 2016:	4

Human Resources Committee responsibilities identified in its Charter include:

●establish goals and objectives with the CEO and evaluate at least annually the performance of the CEO in light of these goals and objectives;
●review and approve the total compensation of the CEO on an annual basis, including base pay, with input from all of the independent directors on the Board (who comprise the Nominating and Corporate Governance Committee) on the performance of the CEO in meeting his or her goals and objectives and concerning the CEO’s total compensation;
●review overall compensation policies and plans for executive officers and other employees and, if necessary, recommend plans to shareholders;
●produce a report on compensation for inclusion in our proxy statement in accordance with applicable rules and regulations and review the Compensation Discussion and Analysis that we must include in our proxy statement;
●exercise the authority of the Board to adopt and amend compensation plans for executive officers and other employees and recommend plans to shareholders;
●evaluate company management performance overall and provide recommendation regarding management successors;
●make recommendations regarding stock ownership levels of our executive officers and senior leaders as set forth in our Stock Ownership Guidelines and monitor such levels;
●review potential conflicts of interest and any other potential Code of Business Conduct violations by any of our executive officers (other than the CEO);
●review the disclosure of any waivers of such conflicts or other Code of Business Conduct violations for executive officers (other than the CEO);
●make determinations regarding shareholder advisory votes on compensation of named executive officers; and
●review our policies applicable to executive officers regarding trading and hedging involving company securities.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

In November 2016, the Human Resources Committee reviewed the Human Resources Committee Charter and recommended to the Board certain changes to the charter, specifically to add language regarding approval of performance-based compensation.

The Board of Directors has determined that all members of the Human Resources Committee are independent under New York Stock Exchange rules.

The Human Resources Committee has overall responsibility for reviewing total direct compensation (consisting of base salaries, short-term incentive compensation and long-term incentive compensation) for our senior leaders. In addition, the Human Resources Committee reviews other aspects of compensation, such as deferred compensation plans, retirement plans, and health and welfare plans.

The Human Resources Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its responsibilities. Since 2010, the Human Resources Committee has retained the services of Meridian Compensation Partners, LLC. Representatives of Meridian report to the Chair of the Human Resources Committee. On an annual basis, the Human Resources Committee reviews and approves the scope of Meridian’s services regarding executive compensation, Meridian’s performance and the fees related to work Meridian performed for the Human Resources Committee. The Human Resources Committee retains the right to terminate Meridian’s services at any time. Meridian’s primary responsibilities to the Human Resources Committee include providing:

●	independent competitive market data and advice related to our CEO’s compensation level and incentive design;
●	a review of our compensation levels, performance goals and incentive designs for the named executive officers; and
●	benchmark data on executive compensation.

The Human Resources Committee has considered all factors relevant to Meridian’s independence from management and determined that Meridian is independent and that Meridian’s performance of services raises no conflict of interest. The Committee’s conclusion was based in part on a report that Meridian provided to the Committee intended to reveal any potential conflicts of interest.

The Human Resources Committee annually approves several Short-Term Incentive Plans (“STIPs”) to motivate and reward the performance of employees of Harley-Davidson and its subsidiaries. Our STIPs have broad-based participation and provide an opportunity to earn annual cash awards based upon performance during the course of our fiscal year relative to financial goals or other performance objectives. Prior to the beginning of each year, the Human Resources Committee reviews and approves STIP performance measures and goals. The Human Resources Committee also reviews and approves target STIP opportunities for the Harley-Davidson Leadership Team (“HDLT”), which includes the company’s CEO and his direct reports. Upon the completion of the fiscal year, the Human Resources Committee determines the extent to which actual performance satisfies the defined performance goals for STIPs.

In general, we grant equity-based long-term incentives annually in February. The Human Resources Committee approves grants of awards to the HDLT, and the CEO approves grants to other employees within parameters that the Committee has approved. The Human Resources Committee has authorized the CEO to make equity grants to employees in certain other instances, including to help recruit a new employee or retain a current employee or to reward an employee for exceptional service or such other instance that the CEO believes is in our best interest. The CEO may not grant equity awards to members of the HDLT.

The Human Resources Committee has adopted a number of policies, practices and agreements to further the goals of the executive compensation program and to strengthen the alignment of interests of executives with the long-term interests of shareholders, which include guidelines around stock ownership described later in this Proxy Statement in “Compensation Discussion and Analysis - Stock Ownership Guidelines.”

In addition, the Human Resources Committee periodically reviews aspects of programs that provide benefits to our executives that are the same benefits received by salaried employees in general. They include, for example, medical and dental benefits, retirement plans, employee savings plans, death benefits and deferred compensation plans for eligible employees. Management reviews these programs periodically, generally with the aid of an outside consultant and revises them when necessary.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

N. Thomas Linebarger, Chair (effective April 30, 2016)
Troy Alstead (effective February 23, 2017)
R. John Anderson
Richard I. Beattie (through April 30, 2016)
Michael J. Cave
George H. Conrades (through April 30, 2016)
Allan Golston (effective February 23, 2017)
Sara L. Levinson
George L. Miles, Jr. (not standing for re-election)
Brian R. Niccol (effective September 7, 2016)
James A. Norling (not standing for re-election)
Maryrose T. Sylvester (effective September 7, 2016)
Jochen Zeitz

Number of Meetings in 2016:	4

Nominating and Corporate Governance Committee responsibilities identified in its Charter include:

●identify and make recommendations to the Board on individuals qualified to serve as Board members consistent with the criteria that the Board has approved;
●review the company’s management overall to develop a CEO succession plan for recommendation to the Board;
●review and recommend the renomination of current directors;
●review and recommend committee appointments;
●lead the Board in its annual review of the Board’s and its committees’ performance;
●provide input on the performance of the CEO in meeting his or her goals and objectives and concerning the CEO’s total compensation;
●maintain our Code of Business Conduct;
●maintain a process for review of potential conflicts of interest;
●review potential conflicts of interest and other potential Code of Business Conduct violations by our CEO or directors;
●review the disclosure of any waivers of conflicts of interest or other Code of Business Conduct violations by our CEO or directors;
●review and reassess annually our Corporate Governance Policy and recommend any proposed changes to the Board for approval;
●exercise the authority of the Board to review, establish, amend and revise Board compensation levels, plans and policies and, to the full extent permitted by rules of the New York Stock Exchange and applicable laws, regulations and rules, exercise the authority of the Board to adopt, administer and amend compensation plans for directors and recommend such plans to shareholders, as appropriate and required;
●make recommendations regarding and monitor stock ownership levels of the members of the Board as set forth in our Stock Ownership Guidelines;
●review our policies applicable to directors regarding trading and hedging involving company securities; and
●perform other related tasks, such as studying and making recommendations to the Board concerning the size and committee structure of the Board.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

In November 2016, the Nominating and Corporate Governance Committee reviewed the Nominating and Corporate Governance Committee Charter and recommended certain changes to its Charter to conform with amendments made to the Audit and Finance Committee Charter.

The Board has determined that all members of the Nominating and Corporate Governance Committee are independent under New York Stock Exchange rules.

The Nominating and Corporate Governance Committee Charter outlines the criteria for identifying and recommending new candidates to serve on the Board. In considering any potential candidate for the Board, the Nominating and Corporate Governance Committee considers the following qualifications:

●	principal employment;
●	expertise relevant to the company’s business;
●	whether the potential candidate will add diversity to the Board, including whether the potential candidate brings complementary skills and viewpoints;
●	time commitments, particularly the number of other boards on which the potential candidate may serve;
●	independence and absence of conflicts of interest under New York Stock Exchange rules and other laws, regulations and rules;
●	financial literacy and expertise; and
●	personal qualities including strength of character, maturity of thought process and judgment, values and ability to work with collegiality.

The Nominating and Corporate Governance Committee’s Charter has long required the committee to consider diversity in its process of selecting director nominees. Specifically, the Nominating and Corporate Governance Committee evaluates each candidate for director on, among other things, the basis of the diversity that he or she would bring to the Board, including with respect to business and professional experiences, skills, ethnicity and gender. We believe this policy has been effective in the creation of a Board comprised of diverse members and that the composition of the current Board reflects the Nominating and Corporate Governance Committee’s consideration of diversity in its evaluation and nomination process.

During 2016, the Nominating and Corporate Governance Committee reviewed its succession planning process in light of certain directors who were approaching the retirement age specified in our Bylaws. A third-party search firm assisted the Committee with its recruitment efforts. The search firm recommended candidates that satisfied the Board’s criteria. The search firm also provided research and pertinent information regarding candidates, as the Committee requested. In July 2016, the Board elected two directors, Brian R. Niccol and Maryrose T. Sylvester, whom the third-party search firm recommended. In February 2017, the Board elected two additional directors, Troy Alstead and Allan Golston. The same third-party search firm recommended those candidates.

The Nominating and Corporate Governance Committee will consider candidates that shareholders recommend. Shareholders may recommend candidates for the Nominating and Corporate Governance Committee to consider by writing to the Nominating and Corporate Governance Committee in care of our Secretary, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. The Nominating and Corporate Governance Committee’s policy regarding director candidates that shareholders recommend and the process for evaluating the nominees are as follows:

●	If a shareholder has complied with procedures to recommend director candidates that the Nominating and Corporate Governance Committee has established, then the Nominating and Corporate Governance Committee will consider director candidates that the shareholder has recommended for available seats on the Board.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

●	In making recommendations to the Board of one or more candidates to serve as a director, the Nominating and Corporate Governance Committee will examine each director candidate on a case-by-case basis regardless of who recommended the candidate. The Nominating and Corporate Governance Committee evaluates candidates in the same manner whether a shareholder or the Board has recommended the candidate.

●	In general, for each candidate that any person or group brings to the attention of the Nominating and Corporate Governance Committee for consideration for nomination as a director, the Chair of the Nominating and Corporate Governance Committee will first make a determination whether the Nominating and Corporate Governance Committee should consider the candidate at that time based on factors the Chair deems relevant, including our current need for qualified candidates and the Chair’s view as to whether the candidate has sufficient qualifications for further consideration for nomination as a director.

●	If the Chair makes a determination that the Nominating and Corporate Governance Committee should consider the candidate, then the Chair will report that determination to the Nominating and Corporate Governance Committee and communicate all relevant information to the Nominating and Corporate Governance Committee.

●	Each Nominating and Corporate Governance Committee member is responsible for sending feedback on a candidate to the Chair. The Nominating and Corporate Governance Committee may take any additional steps it deems necessary to determine whether to recommend the candidate to the full Board.

To enable the Nominating and Corporate Governance Committee to consider a shareholder recommendation in connection with the 2018 annual meeting of shareholders, we must receive the recommendation on or before November 20, 2017.

Submitting a shareholder recommendation to the Nominating and Corporate Governance Committee does not ensure that shareholders will have an opportunity to vote on the shareholder’s candidate because the Nominating and Corporate Governance Committee may determine not to recommend the candidate to the full Board or the full Board may determine not to recommend the candidate to shareholders. Any shareholder who wants to ensure that shareholders will have an opportunity to vote on the shareholder’s candidate may nominate the director candidate for the shareholders to vote on at the 2018 annual meeting of shareholders, in addition to recommending the candidate to the Nominating and Corporate Governance Committee, by giving written notice to our Secretary in advance of the 2018 annual meeting. To give that notice, a shareholder must comply with the terms and time periods of our Restated Articles of Incorporation as supplemented by our By-laws. Our Restated Articles of Incorporation state that a shareholder must give written notice that complies with the Restated Articles of Incorporation and By-laws to our Secretary not less than 60 days before the date in 2017 corresponding to the date we released this Proxy Statement to our shareholders. Because we anticipate mailing the Notice of Internet Availability of Proxy Materials on March 20, 2017, we must receive notice of a nomination for a director candidate for shareholders to consider at the 2018 annual meeting of shareholders no later than January 19, 2018. Even if a shareholder delivers a timely notice and otherwise complies with the terms and time periods of our Restated Articles of Incorporation and By-laws, we will not be obligated to name the shareholder’s candidate in our proxy materials.

The Nominating and Corporate Governance Committee is responsible for establishing, reviewing and revising compensation we pay to our directors. The Nominating and Corporate Governance Committee, working with management and third party compensation consultants and reviewing benchmarked data from a comparator group of companies, determines director compensation that it believes is competitive with these companies. The Nominating and Corporate Governance Committee periodically reviews and revises, when necessary, the Director Compensation Policy, generally with the aid of a compensation consultant. The Nominating and Corporate Governance Committee last revised this policy in April 2016. At that time, the committee approved the following changes, effective April 30, 2016: (1) an increase to the

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

annual retainer paid for service as the Chair of the Nominating and Corporate Governance Committee to $15,000 and (2) an increase to the annual retainer paid for service as the non-executive Chairman of the Board to $160,000 (inclusive of the annual retainer, if any, for concurrent service as chair of a committee). The non-executive Chairman receives this retainer amount in addition to his or her $110,000 Board member annual retainer.

SUSTAINABILITY COMMITTEE

Members:	Jochen Zeitz, Chair
R. John Anderson (effective September 7, 2016)
Michael J. Cave (through April 30, 2016)
Donald A. James (not standing for re-election)
Sara L. Levinson
N. Thomas Linebarger
Brian R. Niccol (effective September 7, 2016)

Number of
Meetings in
2016:	3

Sustainability Committee responsibilities identified in its Charter include:

●	monitor the social, political, environmental, public policy, legislative and regulatory trends, issues and concerns that could affect the company’s sustainable business model, processes, resources, activities, strategies, and other capabilities, and make recommendations to the Board and management regarding how the company should respond to social and environmental trends, issues and concerns to more effectively achieve its sustainable business goals;
●	assist management in setting strategy, establishing goals and integrating social and environmental shared value creation and inclusion into daily business activities across the company consistent with sustainable growth;
●	review new technologies and other innovations that will permit the company to achieve sustainable growth;
●	consider the impact that the company’s sustainability policies, practices and strategies have on employees, customers, dealers, suppliers, the environment and the communities in which the company operates;
●	consider and make recommendations regarding support provided by the company or its charitable foundation for charitable, civic, educational and business organizations that impact the company’s initiatives and efforts for social and environmental shared value creation and inclusion;
●	review the company’s periodic sustainability strategy reports, corporate social responsibility reports, and other similar reports and provide direction regarding the company’s participation in sustainability-related trade groups and reporting organizations; and
●	review and make recommendations to the Board regarding shareholder proposals submitted for inclusion in the company’s annual proxy materials relating to the company’s sustainability policies, practices or strategies.

In November 2016, the Sustainability Committee reviewed the Sustainability Committee Charter and recommended to the Board that it was not necessary to make changes to it.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Meetings, Attendance, Executive Sessions and Annual Meeting Attendance

In 2016, there were four regularly scheduled meetings of the Board. All director nominees attended at least 75% of the meetings of the Board and the committees on which they served during 2016.

The Board met in executive sessions during all regularly scheduled in-person meetings, without management present, and plans to continue that practice going forward. The non-executive Chairman of the Board presided over these executive sessions.

Mr. Beattie was our non-executive Chairman of the Board at the beginning of 2016. Mr. Cave became our non-executive Chairman of the Board at the 2016 Annual Meeting of Shareholders, following Mr. Beattie’s retirement as a director.

Unless a director has a conflict in his or her schedule, we expect all directors to attend the Annual Meeting of Shareholders. All of our directors other than Mr. Zeitz attended our 2016 Annual Meeting of Shareholders and were available to answer any shareholder questions.

Leadership Structure

Currently, our Board leadership structure includes a non-executive Chairman of the Board who is an independent director. Our Corporate Governance Policy gives the Board the flexibility and authority to modify this leadership structure as and when appropriate to best address the company’s current circumstances and to advance the best interests of all shareholders. As a result of action taken by the Board on February 3, 2016, and subsequent to our shareholders re-electing Mr. Cave as a director at the 2016 Annual Meeting of Shareholders, Mr. Cave serves as our non-executive Chairman of the Board.

The Board currently believes that separating the CEO and Chairman roles will enable our CEO, Mr. Levatich, to focus on the business strategy and operations of the company, while an independent Chairman will provide the continuity of leadership of the Board necessary for the Board to fulfill its responsibilities.

The Board’s Role in the Oversight of Risk

While the Board has the ultimate responsibility for oversight of the risk management process, various committees of the Board have a role in the oversight of risk management. In particular, the Audit and Finance Committee focuses on financial risk, including internal controls and a periodic review of risks related to cybersecurity, and receives an assessment of the company’s systems to monitor and manage business risk from our independent registered public accounting firm. Internal audit regularly reviews risk management processes and internal controls with the Audit and Finance Committee. The Audit and Finance Committee also receives a report at each regular Audit and Finance Committee meeting on legal and compliance matters. In addition, the Human Resources Committee reviews our compensation programs for compensation risk as we describe further in the “Compensation Discussion and Analysis” section of this Proxy Statement. Risk management is an integral part of our annual strategic planning process. The entire Board reviews the strategic risk management plan at least annually.

Shareholder Communication with the Board

Shareholders and other parties interested in communicating with the Chairman of the Board or with non-management directors, including committee chairs, may do so by writing to such director, in care of our Secretary, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. The Corporate Governance link on our investor relations website located at http://investor.harley-davidson. com lists the current members of the Board of Directors. We open and forward all mail to the director or directors specified in the communication.

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CERTAIN TRANSACTIONS

Policies and Procedures Governing Related Person Transactions

In December 2002, our Nominating and Corporate Governance Committee adopted a written policy regarding transactions with related persons. The committee amended this policy, which we refer to as our Conflict of Interest Process, in December 2003.

Under the policy, the Chair of the Nominating and Corporate Governance Committee reviews any potential conflict that arises and is reported for our CEO or a director. If the Chair of the Nominating and Corporate Governance Committee determines that an actual conflict of interest issue exists, then the entire Nominating and Corporate Governance Committee reviews the potential conflict of interest. If our Nominating and Corporate Governance Committee determines that an actual conflict exists, the Committee decides whether to waive the conflict or require the CEO or director to remove the conflict. Any conflicts that are waived by our Nominating and Corporate Governance Committee are promptly disclosed to our shareholders.

Our Vice President and Chief Legal Officer reviews any potential conflict that arises for any executive officer (other than our CEO and the Vice President and Chief Legal Officer). Our CEO reviews any potential conflict that arises for our Vice President and Chief Legal Officer. If the Vice President and Chief Legal Officer or CEO determines that an actual conflict of interest issue exists, the Chair of the Human Resources Committee reviews the potential conflict. If the Chair of the Human Resources Committee determines that an actual conflict of interest issue exists, the entire Human Resources Committee reviews the potential conflict of interest. If our Human Resources Committee determines that an actual conflict exists, the Committee decides whether to waive the conflict or require the officer to remove the conflict. Any conflicts that are waived by our Human Resources Committee are promptly disclosed to our shareholders.

Any conflict of interest issue involving any other employee is reviewed by an attorney in our Legal Department. If the attorney believes that an actual conflict of interest issue exists, then the attorney submits the conflict of interest issue to our Vice President and Chief Legal Officer. If our Vice President and Chief Legal Officer determines that an actual conflict exists, then he decides what steps should be taken to resolve the conflict.

Certain Transactions

Mr. Linebarger, a director, is the Chairman and Chief Executive Officer of Cummins Inc. During 2016, we continued a modest commercial relationship with Cummins, a relationship that existed before Mr. Linebarger joined the Board of Directors, under which we purchased exhaust parts and components from subsidiary companies of Cummins Inc. The transactions were negotiated on an arm’s-length basis and were well below the applicable threshold under New York Stock Exchange rules. Accordingly, the relationship does not prevent Mr. Linebarger from qualifying as an independent director and the Board considers Mr. Linebarger to be an independent director. Because Mr. Linebarger is the current Chair of the Nominating and Corporate Governance Committee, the entire Nominating and Corporate Governance Committee (excluding Mr. Linebarger) considered this relationship under our Conflict of Interest Process, and it determined that no actual conflict of interest issue exists as a result of the relationship.

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CERTAIN TRANSACTIONS

Mr. James, a director that is not standing for re-election at our Annual Meeting, is Director and President and an equity owner of Fred Deeley Imports Ltd. (“Deeley Imports”), which was the exclusive distributor of the company’s motorcycles in Canada until August 2015. Due to Deeley Imports’ relationship with the company, the Board does not consider Mr. James to be an independent director.

In April 2015, the company and Deeley Imports entered into an asset purchase agreement that resulted in the company’s acquisition of certain assets from Deeley Imports on August 4, 2015 and the termination of the exclusive distribution agreement between the company and Deeley Imports. Pursuant to the asset purchase agreement, in 2015, the company made a termination payment to Deeley Imports and acquired certain assets of Deeley Imports. The company also entered into certain office and warehouse leases and transition services agreements with Deeley Imports and Fred Deeley Investments Ltd., an affiliate of Deeley Imports that is controlled by Mr. James, that became effective on August 4, 2015. In 2016, the company paid approximately $864,940 CAD in lease payments under the office and warehouse leases, and there were no payments under the transition services agreement. The parties are continuing to address post-closing adjustments and similar matters under the asset purchase agreement, including reimbursement during 2016 from the company to Deeley Imports under the agreement for $978,892 CAD relating to severance payments. On the basis that the company negotiated the transactions contemplated by the asset purchase agreement, including the leases and transition services agreements, on an arm’s-length basis and such transactions were reviewed and approved by a special committee of the Board of Directors consisting of directors who had no interest in the transactions, the Chair of the Nominating and Corporate Governance Committee considered these related party relationships under our Conflict of Interest Process, and he determined that no actual conflict of interest issue existed as a result of the relationships.

Upon the termination of the distribution agreement between the company and Deeley Imports, the company entered into dealer agreements with approximately 66 dealers in Canada, all of which had preexisting dealer agreements with Deeley Imports. These new Canadian dealer agreements included an agreement with Trev Deeley Motorcycles for the operation of a Harley-Davidson dealership located in Richmond, British Columbia. Trev Deeley Motorcycles is owned by the Darren James 2014 Trust, of which Mr. James is the sole trustee and his son, Darren James, is the sole beneficiary. In 2016, we recorded motorcycles and related products revenue from Trev Deeley Motorcycles of $606,934 CAD and financial services revenue of $1,230 CAD. The terms of the dealer agreement with Trev Deeley Motorcycles were negotiated in the ordinary course of business and contain terms and conditions that are substantially similar to all of the company’s other Canadian dealer agreements. The Chair of the Nominating and Corporate Governance Committee has considered this related party relationship under our Conflict of Interest Process, and he determined that no actual conflict of interest issue exists as a result of the relationship.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2016 Company Performance

Net income decreased 8.0% to $692.2 million	Revenue remained flat at $6.0 billion	Diluted earnings per share increased 3.8%

Dividends per share increased by 13%	Financial Services operating income decreased by 1.7% to $275.5 million	Discretionary company share repurchases $459.1 million versus $1.5 billion* in 2015
* Funded by $750 million debt issuance in 2015

In 2016, Harley-Davidson achieved several milestones in its strategy to drive demand by growing new ridership in the U.S., increasing product and brand awareness and access, and accelerating the cadence and impact of new products. Among these milestones, we retained and improved upon our #1 market share position in the U.S.; maintained leading market shares in critical international markets; added 40 new dealerships to our international dealer network; trained more than 65,000 riders in the U.S. through the Harley-Davidson Riding Academy; and launched the powerful new Milwaukee-Eight® engine on our touring motorcycles. Our investments in driving demand and product innovation generated positive responses and helped offset the full effects of the intense global competitive environment, including the unexpected decline in the U.S. motorcycle industry. While we expect the current competitive environment will continue, we believe we are well positioned to navigate through it and deliver on our long-term strategy to build the next generation of Harley-Davidson riders and grow share and profit globally.

Our 2016 full-year results adversely affected executive compensation for 2016 because our compensation is focused on pay for performance. In 2016, we did not fully meet our specific financial goals and performance objectives. As a result, payouts to executives were below target under our short-term incentive plan and our cash-based long-term incentive awards.

2016 EXECUTIVE COMPENSATION SUMMARY

To further strengthen the link between executive compensation and our strategic objectives, for 2016 we revised our approach to executive compensation by increasing the level of compensation that is at risk and dependent on performance.

Of particular note, in 2016, we reconfigured our long-term incentive plan by placing a greater portion of compensation at risk to better align long-term rewards with long-term value that shareholders realize. Our changes included eliminating the use of stock options and cash-based long-term incentive awards as elements of our long-term incentive plan, which we replaced with performance shares to provide a more direct connection between performance relative to key measures and the rewards that result from that performance. We continue to use restricted stock units for one-third of our long-term incentive plan and use performance shares for the remaining two-thirds.

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EXECUTIVE COMPENSATION

Under our long-term incentive plan, the amounts that executives will earn through performance shares that we granted in 2016 will depend on our performance relative to certain performance objectives over a three-year period. Importantly, for 2016, we factored a new performance measure into our long-term incentive plan through the performance shares - increasing the percentage of first-time motorcycle purchasers in the U.S. buying new Harley-Davidson motorcycles (weighted at 15%) - while retaining measures based on net income and return on invested capital (weighted at 42.5% each).

The Short-Term Incentive Plan, or STIP, remained relatively unchanged. Our Financial STIP, which is formula-based, provides most of our approximately 6,000 employees, including our NEOs and senior leaders, the opportunity to earn annual cash awards based upon achievement of specified performance measures, which for 2016 included Corporate Net Income, HDMC Asset Productivity and HDFS Return on Assets. Our Leadership STIP provides senior leaders the opportunity to earn annual cash awards in addition to the cash awards that they could earn under the Financial STIP. For 2016, we based our Leadership STIP upon achievement of specified goals relating to strengthening the organization’s development of lasting capabilities that can give our company a long-term competitive advantage.

Our approach to base salaries and employee benefits remained relatively unchanged. We benchmark executive base salaries to market and base them on individual performance. We generally provide executive benefits in a manner similar to our salaried employee population except as we discuss below.

The following table provides an executive summary of our 2016 executive compensation programs:

2016 Executive Compensation Summary Table

Annual Base Salary

We establish base salaries for our employees, including executives in a group of approximately the top 35 senior leaders in the company, by starting with market reference points that approximate the competitive market 50th percentile and making adjustments based upon individual performance, experience, market practice and the potential for advancement.

Provides fixed compensation, in line with our market peer groups.
Financial Short-Term Incentive Plan (Financial STIP)

Our Financial STIP, which is formula-based, provides most of our approximately 6,000 employees, including our senior leaders, the opportunity to earn annual cash awards based upon achievement of specified performance measures.

Provides incentive to achieve short-term financial goals and other performance objectives that management and the Board determine to be important at the beginning of the year.
Leadership Short-Term Incentive Plan (Leadership STIP)

Our Leadership STIP provides our senior leaders the opportunity to earn annual cash awards in addition to the cash awards that they could earn under the Financial STIP. For 2016, we based our Leadership STIP upon achievement of specified goals relating to Project Management Excellence.

Provides incentive to achieve goals designed to develop lasting company capabilities that give us a competitive advantage.
Long-Term Incentive Plan

Our long-term incentive plan provides our senior leaders the opportunity to earn stock-based compensation based on achievement of specified performance measures. In 2016, we granted performance shares and restricted stock units to our senior leaders. Performance shares vest after completion of a three-year performance period and only if performance merits the vesting of the award. Restricted stock units vest ratably over a three-year period.

Provides long-term incentives that are a key component of total compensation the purposes of which are to: (1) focus key employees on our long-term financial success and growth; (2) align the interests of senior leaders with those of shareholders; and (3) encourage retention of senior leaders.

Employee Benefits

We provide the following additional benefits to our senior leaders, which are available to all employees: medical, dental, retirement benefits, deferred compensation, life insurance, employee savings plans (401(k)), disability, paid time off, employee purchase plan, clothing allowance and relocation benefits. For senior leaders, we also provide a supplemental retirement plan, executive physical plan participation, a limited financial planning benefit, pay in lieu of retiree life insurance and in very limited instances personal use of the company aircraft.

Provides a competitive level of health, welfare and retirement benefits.

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EXECUTIVE COMPENSATION

We believe we have structured our compensation programs to support our company strategy, to attain our business objectives, and to deliver significant shareholder value. The results of the shareholder advisory vote on executive compensation at our 2016 Annual Meeting of Shareholders were favorable, with 96.2% of the votes cast supporting our compensation programs. Based upon this high level of shareholder support, the Human Resources Committee believes we have strong support from, and alignment with, our shareholders.

Again, because we did not fully meet specific performance measures in 2016, executive payouts were below target under our short-term incentive plan (STIP) and our cash-based long-term incentive awards. Based on our performance in 2016:

●	The Financial STIP payout was 87.1% of target;
●	The Leadership STIP payout was 95.4% of target;
●

The payout under cash-based long-term incentive awards relating to performance in 2014 through 2016 was 86.0% of target (we eliminated cash-based long-term incentive awards from our executive compensation program beginning in 2016); and

●	We currently project that the payout for performance shares that we granted in 2016 will be 89.3% of target at the end of the three-year performance period in 2018.

In 2017, we will continue to evaluate the effectiveness and alignment of our executive compensation programs to ensure they continue to support our purpose, align to our strategy and support creation of shareholder value. We discuss our executive compensation philosophy, policies, practices programs, and performance in greater detail below.

EXECUTIVE COMPENSATION PHILOSOPHY

This Compensation Discussion and Analysis describes our executive compensation philosophy, policies, practices, programs and performance for fiscal year 2016 and how they applied to our senior leaders, including the following named executive officers, or NEOs, in 2016:

●	Matthew S. Levatich, President and Chief Executive Officer, Harley-Davidson, Inc.
●	John A. Olin, Senior Vice President and Chief Financial Officer, Harley-Davidson, Inc.
●	Lawrence G. Hund, President and Chief Operating Officer, Harley-Davidson Financial Services
●	Michelle A. Kumbier, Senior Vice President, Motor Company Product and Operations, Harley-Davidson Motor Company
●	Paul J. Jones, Vice President and Chief Legal Officer, Harley-Davidson, Inc.

Our executive compensation goals and guiding principles emphasize pay-for-performance. We base several elements of our compensation upon delivering high levels of performance relative to performance measures that the Human Resources Committee has approved. For example, (i) the annual Financial Short-Term Incentive Plan (STIP) and the performance shares that we granted for the first time in 2016 require that we achieve significant financial performance before recipients are entitled to this compensation; (ii) the equity component of our compensation program provides greater financial benefits when our stock price is increasing; and (iii) the Leadership STIP generates payouts correlated to driving measurable improvements in key capabilities that we believe are necessary for improved performance and competitive advantage over time. Our goals and guiding principles are as follows:

●

The compensation program should create and reinforce pay for performance. Exceptional performance should result in increased compensation, but missing performance goals should result in reduced or no incentive pay.

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EXECUTIVE COMPENSATION

●

The compensation program should encourage both the desired results and the right behaviors. It should strike a balance so the company delivers near-term results that drive long-term performance, while incorporating risk-mitigating features to ensure the compensation program does not encourage excessive risk taking.

●

The compensation program should align the interests of management with the interests of shareholders. A significant portion of executive compensation should be equity-based, with required minimum stock ownership guidelines designed to appropriately focus our management on long-term, sustainable growth.

●

The compensation program should ensure our performance goals align with our strategy and operating plan. These performance goals should be challenging, yet achievable during the applicable performance period.

●

The compensation program should provide a target total compensation opportunity that keeps us competitive in our industry for the size and scale of our company, so we can attract top executive talent. Our compensation program includes a base salary, market competitive employee benefits, targeted short-term incentive awards and long-term incentive awards valued as of their grant date. Although we have target compensation levels, we employ flexibility and discretion so the company can attract and retain a highly-qualified and strong leadership team. For additional detail regarding our methodology for benchmarking our compensation with other companies, see the below section entitled “Peer Group and Executive Compensation Benchmarking.”

EXECUTIVE COMPENSATION POLICIES AND PRACTICES

The Human Resources Committee has overall responsibility for approving the compensation of our Harley-Davidson Leadership Team, which we refer to as the HDLT. Our HDLT is a subset of our senior leaders comprised of our CEO and executives who report directly to the CEO, including all NEOs. During 2016, the Human Resources Committee consisted of the following independent directors: R. John Anderson, Michael J. Cave (Chair), George H. Conrades (through April 30, 2016), Sara L. Levinson and Brian R. Niccol (effective September 7, 2016).

We describe the responsibilities and functions of the Human Resources Committee more fully in the “Corporate Governance Principles and Board Matters-Human Resources Committee” section. In addition, the Human Resources Committee has adopted the following policies, practices and agreements to further the goals of the executive compensation program and to strengthen the alignment of interests of executives with the long-term interest of shareholders:

Use of Advisors and Advisor Independence

The Human Resources Committee has the sole authority to engage the services of outside advisors, experts and others to assist in performing its responsibilities. Since 2010, the Committee has retained Meridian Compensation Partners LLC as its outside executive compensation advisor. We describe the independent advisor’s primary responsibilities and reporting obligations more fully in the “Corporate Governance Principles and Board Matters-Human Resources Committee” section. During 2016, Meridian performed no services for the company beyond its engagement with the Human Resources Committee.

Pursuant to the Human Resources Committee’s Charter, if the Committee chooses to use a compensation consultant, the consultant must be independent. We consider an advisor to be independent if the advisory firm does not provide services or products of any kind to the company or any of its subsidiaries, the advisory firm does not derive more than 1% of its gross revenues from the company and the advisory firm is precluded from providing any other services to the company.

The Committee assessed Meridian’s independence, based in part on assurances and confirmation from Meridian as to its independent status. The Committee has concluded that Meridian had no conflicts and believes that Meridian has remained independent throughout its engagement by the Committee.

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EXECUTIVE COMPENSATION

Anti-Hedging and Pledging

Directors and employees may not engage in hedging or pledging transactions with respect to company securities. Certain forms of hedging transactions, such as zero-cost collars and forward sale contracts, allow a shareholder to lock in the value of his or her shareholdings, often in exchange for all or a portion of any future appreciation in the stock. The shareholder is then no longer exposed to the full risks of stock ownership and may no longer have the same alignment as the company’s other shareholders. Therefore, we prohibit such hedging transactions. Likewise, we prohibit pledging of the company’s securities.

Stock Ownership

In February 2016, the Committee modified the Stock Ownership Guidelines applicable to senior leaders to define the minimum ownership requirements by reference to a percent of annual base salary. The Committee made the change to better align our requirements with those of companies in our peer groups. The new guidelines, effective May 1, 2016, are as follows:

Senior Leader Title	Percent of Base Salary
Chief Executive Officer	600%
President/Chief Operating Officer - HDFS	400%
Senior Vice President	300%
Vice President or General Manager	200%

The Committee monitors each senior leader’s member’s progress toward, and continued compliance with, the Stock Ownership Guidelines. Restricted stock, restricted stock units, performance shares, shares held in 401(k) accounts, vested unexercised stock options and stock appreciation rights, and shares of common stock that senior leaders hold directly count toward satisfying the guidelines. As of December 31, 2016, each NEO had met his or her stock ownership guideline requirement.

The Committee believes the Stock Ownership Guidelines are appropriate, market competitive and provide for significant alignment of the interests of senior leaders with those of shareholders.

Tally Sheets

To inform its decision-making process, the Committee reviews tally sheets that management and the outside executive compensation advisor prepare. Tally sheets provide a comprehensive picture of the current and historical compensation of each NEO by recounting in detail the dollar value of the total compensation that we paid to each NEO for the past three years. The total dollar value includes base salary and short-term and long-term incentive compensation that we actually paid, and the costs we incur to provide various health and insurance benefits and perquisites to our NEOs. The tally sheets also reflect each NEO’s accumulated realized and unrealized stock option gains, any vested and unvested restricted stock or restricted stock unit awards and stock options at various stock values, and any outstanding long-term cash awards at target value and the amounts our NEOs will receive if they leave the company under various circumstances, such as retirement or termination in connection with a change of control. The Committee believes that annual review of the tally sheets is helpful as part of its process to oversee the design of our executive compensation program.

“Clawbacks”

In 2010, Congress passed the Dodd-Frank Act, which requires many public companies to adopt clawback policies. Although the SEC has not yet issued the final regulations under the Act, the Committee implemented a clawback policy in 2014 in anticipation of such SEC action. In the event that any fraud or intentional misconduct by an executive officer was a contributing factor to the company having to restate any financial statements filed with the SEC due to the company’s material noncompliance with any financial reporting requirement under the securities laws, then the Board or the Committee may, in its discretion and to the extent permitted by governing law, require the

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EXECUTIVE COMPENSATION

company to seek reimbursement or forfeiture of any eligible compensation paid or credited to or earned by such executive officer. The amount of eligible compensation subject to forfeiture is any eligible compensation in excess of the amounts that would have been paid or credited to or earned by such executive officer during the three-year period preceding the date on which the company is required to prepare the restatement based directly on the restated financial results. For the purposes of this policy, the term “executive officer” means any officer (i) designated as a Section 16 officer under the federal securities laws or (ii) who has been designated an executive officer by the Board, and the term “eligible compensation” means any bonuses paid or credited to or any other incentive compensation earned by an executive officer.

Once final regulations for the Dodd-Frank Act are published, the Committee intends to revise the clawback policy as necessary to comply with the Act and the final regulations.

Equity Award Grants

We make equity awards, such as restricted stock units and performance shares to certain employees and directors, pursuant to a process that the Committee has approved and under a stock plan that our shareholders have approved. Annual equity awards to employees historically have taken place in February after the release of fourth quarter earnings at which time the “window” for effecting transactions in our stock is generally open for those employees who may, through their job responsibilities, have access to material non-public information. Off-cycle equity award grants may only be effective on dates during an open window period and occur after the CEO determines that an individual is deserving of an award because (i) an eligible employee is a recent hire; (ii) an employee has excelled in his/her role, (iii) an eligible employee is promoted to a new position (which is stock eligible); (iv) an eligible employee is highly valued and management wants to retain the individual; or (v) an eligible employee was inadvertently omitted from the annual award list. For senior leaders located outside the United States, we adjust our long-term incentives in a manner consistent with our overall compensation philosophy to address local market tax, regulatory and competitive practices.

Tax Deductibility

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation that we pay to NEOs (other than the chief financial officer) to $1,000,000 in any year. This limitation does not apply to performance-based compensation if certain conditions are met. The Human Resources Committee generally intends to maximize the extent of the tax deductibility of executive compensation under the provisions of Section 162(m). The Committee believes, however, that shareholders’ interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses.

Shareholder Advisory Vote - Say on Pay

At our 2016 Annual Meeting of Shareholders, the Board requested and received shareholder approval, on an advisory basis, of our 2015 executive compensation. We include this “say on pay” vote in our proxy statement on an annual basis. The results of the shareholder advisory vote on executive compensation at our 2016 Annual Meeting of Shareholders were favorable, with 96.2% of the votes cast voted in support of our compensation program. Prior to the date of that vote, we had already made compensation decisions that impacted executive pay for 2016. Based on the high level of shareholder support for our 2015 compensation program, the Committee kept in place for 2017 many of the same executive compensation elements that it had disclosed to shareholders in our proxy statement for the 2016 Annual Meeting of Shareholders.

Employment and Transition Agreements

We generally do not enter into employment contracts with executives that provide for ongoing terms of employment. However, we have transition agreements with Messrs. Levatich, Hund and Olin that become effective upon a change of control of Harley-Davidson, Inc. as defined in their transition agreements. In the agreements with these NEOs, to the extent that payments to these executives

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EXECUTIVE COMPENSATION

under these agreements would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive. There are no provisions for an excise tax gross up or any provision for payment of benefits in the event the executive voluntarily terminates his employment for any reason after a change of control. There is no immediate vesting of equity awards upon a change of control for NEOs who are parties to transition agreements.

We believe the circumstances that entitle an individual to payments upon termination of employment following a change of control strike the appropriate balance between protecting the interests of our shareholders and our executives. The table in the “Payments Made Upon Termination - Change of Control” section provides estimates of the amounts of compensation payable to each eligible NEO, if any, upon a change of control and termination of the executive. The assumptions we used to calculate those amounts accompany the Change of Control table.

Under the transition agreements, a change of control of Harley-Davidson means any one of the following:

●

the total number of directors either serving on the date of the agreement or approved by those serving on the date of the agreement or successors they have approved no longer constitutes at least two-thirds of the Board; or

●	any person becomes the owner, directly or indirectly, of 20% or more of our outstanding common stock or voting power; or
●

the consummation of a merger or consolidation with another company, a sale of most of our assets, or a liquidation or dissolution, unless, in the case of a merger or consolidation, the total number of directors serving on the date of the agreement or approved by those serving on the date of the agreement or successors they have approved will constitute at least two-thirds of the board of the surviving company after the transaction; or at least two-thirds of the total number of directors either serving on the date of the agreement or approved by those serving as of the date of the agreement or successors they have approved determines immediately before a proposed action is taken that the action will constitute a change of control event (and the action is subsequently taken).

Executive Severance

Senior leaders, including the CEO and the other NEOs, are covered under our Executive Severance Policy that provides for a cash severance benefit that varies between 12 and 24 months of base pay and 18 months continuation of certain employee benefits, such as life insurance, medical benefits, and limited outplacement benefits if we terminate employment for reasons other than for cause. To receive a severance payment under this policy, the executive must agree to a number of restrictive covenants and execute a general release of claims against the company.

Group	Cash Severance (months of base pay)
Harley-Davidson Leadership Team (HDLT)	24 months
Non-HDLT Senior Leaders	12 months

Compensation Risk Assesment

The Human Resources Committee considers, among other things in establishing and reviewing our executive compensation program, whether the program pays the executives for performance and whether the program encourages unnecessary or excessive risk taking. The Committee reviews annually the principal components of executive compensation. Base salaries are reviewed annually and adjusted as appropriate based on our pay-for-performance philosophy. Annual Financial STIP incentive pay is focused on achievement of certain financial goals and is determined using multiple performance criteria. Our annual Leadership STIP in 2016 rewarded our executives for achievement

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of progress towards and attainment of specific goals relating to delivery of large scale projects on time and on budget. The annual cash incentive plans provide that the Committee may reduce awards that executives would otherwise earn by up to 50%, and there is a cap on all maximum cash payouts. The Committee believes these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures and that they do not encourage unnecessary or excessive risk taking.

The other major component of our executive compensation program is long-term incentives through a mix of performance shares and restricted stock units that the Committee believes are important to help further align executives’ interests with those of our shareholders. The Committee believes these awards do not encourage unnecessary or excessive risk taking. The value of the equity-based awards is tied to our stock price and performance shares are subject to maximum payouts (expressed as a multiple of the original award). In addition, grants are subject to long-term, performance-based vesting schedules, and executives are subject to stock holding requirements in the Stock Ownership Guidelines, to help ensure that executives always have significant value tied to long-term performance.

The Human Resources Committee believes that the structure of the Financial STIP, which focuses behaviors on broad-based financial performance of the company as a whole, and the structure of the long-term incentive plan, which rewards individuals for share price appreciation and performance relative to strategic goals, achieve an appropriate balance of important objectives. The Committee also believes that the structures of these plans do not create risks that are reasonably likely to have a material adverse effect on the company.

Peer Group and Executive Compensation Benchmarking

The Committee used two peer groups in benchmarking executive compensation practices and levels for 2016: (i) one peer group consists of companies for whom manufacturing and engineering are key attributes (Manufacturing/Engineering Peer Group) and (ii) a second peer group consists of companies for whom the maintenance of a strong product brand is a key attribute (Brand Name/ Consumer Goods Peer Group). The Committee uses blended compensation data from these two peer groups to reflect the company’s unique emphasis on both the maintenance of the Harley-Davidson brand and on manufacturing and engineering excellence. In addition, the Committee believes this use of blended compensation data is necessary to appropriately reflect the significantly different compensation philosophies and practices of Brand Name/Consumer Goods companies and Manufacturing/Engineering companies. The Committee selected peer companies for each of the two peer groups based on revenues and because Harley-Davidson competes for executive talent with these companies.

The Committee reviews compensation levels and reward practices of the companies within the peer groups. When determining the competitive market using comparator company data, we weight data from the Manufacturing/Engineering Peer Group 60% and data from the Brand Name/Consumer Goods Peer Group 40%. If data from the peer groups is unavailable or inadequate, then we determine the competitive market by using data obtained through the Aon Hewitt 2016 U.S. Total Compensation Measurement (TCM) survey; you can find a list of all of the companies in this survey by clicking on the “Compensation Survey Participants” link at http://investor.harley-davidson.com/phoenix.zhtml?c=87981&p=irol-govhighlights&locale=en_ US&bmLocale=en_US.

We size-adjust reported data, using regression analysis to normalize to a revenue and/or asset size of the appropriate business unit. We benchmarked NEO compensation versus competitive 50th percentiles based upon proxy statement data from the peer group companies. The Committee believes that the regressed, weighted data derived from the two peer groups accurately reflects the competitive market for executive compensation for our NEOs.

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EXECUTIVE COMPENSATION

The composition of each of our peer groups is shown below.

Manufacturing/Engineering Peer Group
●	BorgWarner Inc.	●	Navistar International Corporation
●	Cooper-Standard Holdings Inc.	●	Oshkosh Corporation
●	Cummins Inc.	●	Paccar Inc.
●	Dana Holding Corporation	●	Pentair, Inc.
●	Eaton Corporation	●	Rockwell Automation Inc.
●	Federal-Mogul Corporation	●	Rockwell Collins, Inc.
●	Flowserve Corporation	●	Stanley Black & Decker, Inc.
●	Genuine Parts Company	●	Tenneco Inc.
●	Illinois Tool Works Inc.	●	Terex Corporation
●	Johnson Controls Inc.	●	Textron Inc.
●	Joy Global Inc.	●	Visteon Corporation
●	Meritor Inc.

Brand Name/Consumer Goods Peer Group
●	3M Company	●	Mastercard Incorporated
●	Avon Products, Inc.	●	Mattel, Inc.
●	Brown-Forman Corporation	●	McDonald’s Corporation
●	Campbell Soup Company	●	Molson Coors Brewing Company
●	Coach, Inc.	●	Nordstrom, Inc.
●	Colgate-Palmolive Company	●	Polaris Industries Inc.
●	Edgewell Personal Care Co.	●	Scotts Miracle-Gro Company
●	Fortune Brands Home & Security, Inc.	●	Sherwin-Williams Company
●	Harman International Industries, Incorporated	●	Starbucks Corporation
●	Hasbro, Inc.	●	The Hershey Company
●	Kimberly-Clark Corporation

We recognize that mergers and acquisitions or other business transactions may impact a number of peer group companies, which we take into consideration as we determine our peer groups for future years.

OUR EXECUTIVE COMPENSATION PROGRAMS AND PERFORMANCE

We believe our employees and our culture of leadership make our company great. We are in competition to attract and retain talent primarily with companies for whom engineering, manufacturing and the development of a strong global product brand and marketing focus are critical to their businesses. The executive compensation program we developed and implemented enables us to attract, retain, motivate and align our talent in a competitive talent marketplace.

The compensation packages of our senior leaders, and more specifically our NEOs, consist of four key elements. These primary elements are base salary, short-term incentives, long-term incentives and employee benefits. In certain circumstances, such as newly-hired executives or for special recognition or retention, we may provide compensation outside of these regular executive compensation elements. Also, for senior leaders located outside the United States, we customize our compensation and benefits to meet local market, tax, regulatory and competitive practices.

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EXECUTIVE COMPENSATION

Base Salary

We set base salaries by starting with salary midpoints that are generally at the competitive market 50th percentile. We then make adjustments to base salaries as appropriate and on a subjective basis by individual, generally within a range of plus or minus 20%, based upon individual performance, experience, market practices and potential for advancement. We also take overall general business and economic conditions, including market practices, into account in determining base salaries. We review base salaries for NEOs annually using the peer group and benchmarking data that we discuss above.

The CEO recommends base salary changes for the Harley-Davidson Leadership Team to the Human Resources Committee for final approval. The Human Resources Committee reviewed and approved the salary increase recommendations of Mr. Levatich for the HDLT, excluding the CEO. We believe the increases to base salaries, which were effective March 2016, were appropriate based upon the positioning of the executives’ base salaries in relation to the competitive market 50th percentile and their individual performance, all in the manner that we describe above.

Effective March 2016, we increased the base salary for our CEO based upon his individual performance, accomplishment of key initiatives and positioning of the CEO’s base salary in relation to the competitive market 50th percentile, as determined by the Human Resources Commitee. The Human Resources Committee believes the difference that exists between the base salary of the CEO and the base salaries of the other NEOs is supported by competitive market data and is appropriate based upon the level of accountability for his position.

Short-Term Incentive Plan (STIP)

Our Short-Term Incentive Plan has broad-based employee participation and provides an opportunity to most of our approximately 6,000 employees to earn annual cash awards based upon performance during the course of our fiscal year relative to financial goals or other performance objectives that we generally establish prior to the start of the year. Our senior leaders, including the NEOs, have the opportunity to earn two types of annual incentive compensation. We based one type on quantifiable, objective factors. We refer to this type of annual incentive compensation opportunity as our Financial STIP. In addition, our senior leaders, including the NEOs, have the opportunity to receive payments under an annual incentive plan that we refer to as our Leadership STIP, which is based upon driving measurable improvement in key capabilities that we believe are necessary for improved performance and competitive advantage over time.

The Human Resources Committee approved the Financial STIP and a Leadership STIP for 2016 under the Harley-Davidson, Inc. Short-Term Incentive Plan for Senior Executives, which shareholders approved in 2011. Actual payments under the Financial STIP can range from 0% to 200% of an individual’s Financial STIP target opportunity based on actual company performance. Combined payouts under the Financial and Leadership STIPs cannot exceed 200% of a participant’s Financial STIP target.

2016 Financial STIP

In December 2015, the Human Resources Committee approved the 2016 Financial STIP consisting of a single plan that covered all eligible employees rather than separate plans for Harley-Davidson Motor Company, or HDMC, and Harley-Davidson Financial Services, or HDFS. The Committee did this to reinforce our “One Company, One Team, One Direction” philosophy, by aligning all eligible employees on the same plan. The Committee reviewed and approved the 2016 performance measures and goals under that plan.

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EXECUTIVE COMPENSATION

The Human Resources Committee also reviewed and approved the target STIP opportunities for all NEOs for 2016. The target STIP opportunity is the amount of STIP compensation that we would pay to a NEO, expressed as a percentage of his or her annual base salary, assuming that the actual performance resulted in a payout at target. Based upon a review of competitive market data and our compensation philosophy of targeting compensation at the 50th percentile plus or minus 20% based on individual performance and experience, Mr. Levatich recommended the target STIP opportunities for each NEO other than himself. The Financial STIP target opportunity for Ms. Kumbier was increased from 60% to 70%. For all other NEOs, the Committee approved 2016 STIP targets that were the same as in 2015.

The Human Resources Committee determined the target STIP opportunity for the CEO based upon a review of external market compensation data with input from the outside executive compensation advisor. Based on that review and input, the Committee approved an increase in the CEO’s Financial STIP target opportunity from 115% of base salary to 125% of base salary.

The key financial measures for the 2016 Financial STIP were the following:

●	Consolidated Net Income (weighted at 75%): consolidated net income from continuing operations, excluding the loss on debt extinguishment, the reinstatement of the Research and Development tax credit and reorganization costs

●	HDMC Asset Productivity (weighted at 12.5%): revenue from HDMC divided by the sum of HDMC average property, plant and equipment, net and average HDMC Net Working Capital
●

HDMC Net Working Capital: consolidated accounts receivables plus the sum of HDMC current assets consisting of inventories and other current assets (excluding tax assets) less the sum of current liabilities consisting of accounts payable (excluding negative book cash balances) and accrued liabilities (excluding dividends payable and tax liabilities)

●	HDFS Return on Assets (weighted at 12.5%): HDFS operating income divided by HDFS average finance receivables, net

These measures are derived from our financial results as presented in our consolidated financial statements and notes, except that we use monthly information to calculate averages and our financial statements and notes may not disclose detailed amounts for the excluded items because the details are not required for financial statement reporting purposes.

The rationale for using HDMC Asset Productivity and HDFS Return on Assets in conjunction with Consolidated Net Income is to provide incentives relating to both the balance sheet and the income statement. These measures take into account the level of return on investment and net income, which involve the magnitude and quality of earnings. The Committee believed the goals it established based on HDMC Asset Productivity, HDFS Return on Assets and Consolidated Net Income were appropriate and balanced and provided adequate incentive for participants to strive to achieve our objectives for 2016.

For the 2016 Financial STIP, we set the Consolidated Net Income target at $758.4 million, the HDMC Asset Productivity target at 5.06 and the HDFS Return on Assets target at 4.13%. Meeting all three targets would result in a payout under the plan equal to 100% of the target STIP opportunity. The Committee approved potential payout percentages ranging from 0% to 200% of the target STIP opportunity for various levels of performance against these performance targets. A participant would have been eligible to receive the maximum potential payout if our performance met or exceeded Consolidated Net Income of $834.2 million, HDMC Asset Productivity of 5.46 and HDFS Return on Assets of 4.67%.

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EXECUTIVE COMPENSATION

Under the 2016 Financial STIP, if we did not achieve net income of at least $530.9 million in 2016, then we would not make any payouts, regardless of performance under other financial measures. In addition, the minimum payout could be 0% and the maximum payout could not exceed 200% of a participant’s Financial STIP target opportunity, nor could such payout exceed $6 million per executive.

Upon the completion of the fiscal year, the Committee reviews the extent to which actual performance compares to the defined performance goals for the Financial STIP. We typically pay STIP awards in February after the prior year’s financial statement audit is complete and the Committee reviews and approves earned amounts. The Committee has the right to reduce awards that senior leaders would otherwise earn under the STIPs.

Based on 2016 performance, during which we achieved Consolidated Net Income (as defined above) of $701.8 million, HDMC Asset Productivity of 4.53 and HDFS Return on Assets of 3.85%, Financial STIP participants, including the NEOs, earned incentive payments equal to 87.1% of their target Financial STIP opportunity.

2016 Leadership STIP

In December 2015, the Human Resources Committee approved the Leadership STIP for 2016 that covered our senior leaders, including our NEOs. The Leadership STIP provided the opportunity to earn an incentive payment above amounts that a senior leader could earn under the 2016 Financial STIP. For 2016, the maximum Leadership STIP opportunity for each NEO, other than Mr. Levatich, was 30% of that executive’s base salary. The Leadership STIP opportunity for Mr. Levatich was 40% of his base salary. For 2016, the maximum STIP payment under both the Financial STIP and the Leadership STIP could not exceed 200% of an executive’s Financial STIP target opportunity. This change was made to ensure that in no event could the Financial STIP and Leadership STIP pay out in excess of 200% of the executive’s Financial STIP target opportunity, which we determined is in line with market practice, nor could such payout exceed $6 million per executive.

Each NEO, including Mr. Levatich, was able to earn a Leadership STIP payment based upon performance towards a predetermined set of measures relating to project management excellence. For 2016, the Leadership STIP utilized three measures, each weighted equally, which were:

●	Completion of project management training
●	Project health of strategic projects
●	Capital investment per plan

The Human Resources Committee reviewed the aggregate performance of the organization relating to the three Leadership STIP measures and determined that that performance equated to 95.4% of the target. Therefore, each participant earned a Leadership STIP equal to 95.4% of his or her Leadership STIP target opportunity.

The following table illustrates the relationship among the Leadership STIP target opportunity, the Financial STIP target opportunity and the maximum STIP payout (as a percentage of base salary):

Named Executive Officer	2016 Financial STIP Target Opportunity	2016 Leadership STIP Target Opportunity	2016 Maximum STIP Opportunity*
Matthew S. Levatich	125%	40%	250%
Lawrence G. Hund	80%	30%	160%
John A. Olin	80%	30%	160%
Michelle A. Kumbier	70%	30%	140%
Paul J. Jones	70%	30%	140%

*Combined payouts under the Financial and Leadership STIPs cannot exceed 200% of the NEO’s Financial STIP target opportunity. For example, in the case of Mr. Levatich, his Financial STIP target opportunity is 125%, for a maximum payment of 250% of his base salary.

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EXECUTIVE COMPENSATION

2017 Short-Term Incentive Plan Design

In November 2016, the Committee approved the company’s 2017 Financial STIP consisting of a single annual plan for all eligible employees.

The key financial measures for the 2017 Financial STIP are the following, in each case subject to certain adjustments that the Committee may approve, with the relative weightings that the Committee assigned to each:

●	Consolidated Net Income (weighted at 75%): consolidated net income from continuing operations
●	HDMC Asset Productivity (weighted at 12.5%): revenue from HDMC divided by the sum of HDMC average property, plant and equipment, net and average HDMC Net Working Capital
●

HDMC Net Working Capital: consolidated accounts receivables plus the sum of HDMC current assets consisting of inventories and other current assets (excluding tax assets) less the sum of current liabilities consisting of accounts payable (excluding negative book cash balances) and accrued liabilities (excluding dividends payable and tax liabilities)

●	HDFS Return on Assets (weighted at 12.5%): HDFS operating income divided by HDFS average finance receivables, net

These measures are derived from our financial results as presented in our consolidated financial statements and notes except that we use monthly information to calculate averages and our financial statements and notes may not disclose detailed amounts for the excluded items because the details are not required for financial statement reporting purposes.

Under the 2017 Financial STIP, if we do not achieve net income of at least $480 million in 2017, then we would not make any payouts, regardless of performance under other financial measures. In addition, the minimum payout could be 0%, the payout at the threshold level of performance is 50% of a participant’s Financial STIP target opportunity, and the maximum payout would not exceed 200% of a participant’s Financial STIP target opportunity, nor would such payout exceed $6 million per executive. The Committee determined that there was a reasonable likelihood that employees could achieve the goals and earn incentive compensation at the target performance level.

The Committee also approved the 2017 Leadership STIP. NEOs are able to earn the 2017 Leadership STIP based upon improvement in project management along with goals to improve organizational effectiveness and performance to plan on key strategic initiatives. Combined payouts under the Financial STIP and Leadership STIP cannot exceed 200% of a participant’s Financial STIP target opportunity.

Long-Term Incentive Plan

The Human Resources Committee believes that long-term incentives are a key component of total compensation for participating executives. The purpose of long-term incentives is to: (i) enhance the growth and profitability of our company by focusing the senior leaders and other key employees on our long-term financial success and growth in value, providing balance and perspective to annual goals and incentives; and (ii) further align the interests of shareholders and executives. In addition, the Committee believes that long-term incentives provide a valuable tool to retain and attract key employees. We use objective market data that our outside executive compensation advisor provides to assign to each key position, including each NEO, that is eligible to participate in the 2014 Incentive Stock Plan a target value of long-term incentive opportunity.

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EXECUTIVE COMPENSATION

2016 Long-Term Incentive Plan

In December 2015, the Committee approved changes to the design of our long-term incentive awards to:

●	Eliminate the granting of stock options (previously 33% of total award);
●	Eliminate the granting of cash-based long-term incentive awards (previously 33% of total award);
●	Grant long-term performance share awards that vest according to our three-year performance period goal achievement (67% of total award); and
●	Continue to grant time-vested restricted stock unit awards which will vest one-third per year over each of the subsequent three years (33% of total award).

We implemented these changes to increase the focus on achievement of our long-term goals by significantly increasing the portion of this compensation, such that executives will not receive value without performance and directly tying the value they receive to performance.

In February 2016, we provided long-term incentive compensation under our 2014 Incentive Stock Plan, which gives the Human Resources Committee the flexibility to grant equity instruments, including stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares. The long-term incentive awards that we granted to certain senior leaders, including all NEOs, used the design of our long-term incentive awards that the Committee approved in December 2015.

Performance Shares

The performance shares that we granted in 2016 allow the executive to earn a specified number of shares of our common stock at the end of the three-year performance period (2016 through 2018) that will range between 0% and 300% of the initial award amount. Each executive’s 2016 performance share award involves a stated number of performance shares. The number of shares of our stock that a NEO will earn will be determined at the end of a three-year performance period. As a result, the amount of performance shares a NEO earns is based on performance, and the value that the NEO realizes is based on our stock price at that time. To the extent that these awards vest, the participant will receive the accumulated dividends which have accrued over the performance period in direct proportion to the number of performance shares that actually vest.

The performance measures applicable to the performance shares that we granted in 2016 are:

●	Cumulative Net Income (weighted at 42.5%): cumulative consolidated net income from continuing operations over the performance period
●

HDMC Average Return on Invested Capital (ROIC) (weighted at 42.5%): the sum of the quotient obtained by, dividing (i) HDMC Net Operating Income After Tax by (ii) HDMC Invested Capital for each year in the performance period, divided by the number of years in the performance period

●	HDMC Net Operating Income After Tax: the amount of HDMC operating income reduced for taxes for the relevant year in the performance period
●

HDMC Invested Capital: the average amount of HDMC debt plus the average amount of HDMC shareholder’s equity, excluding accumulated other comprehensive income or loss for pension and postretirement benefit plans, for the relevant year in the performance period

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EXECUTIVE COMPENSATION

●

New Riders (weighted at 15%): the percentage of sales to new riders buying new Harley-Davidson motorcycles in the U.S. compared to total new U.S. Harley-Davidson sales for the preceding 12-month period ending November 1, 2018

The Committee believes the structure of this approach is in the best interest of our shareholders and focuses behaviors on the realization of long-term strategic goals of the organization and the use of shareholder capital to drive value creation and strong returns.

Restricted Stock Units

The Committee believes that restricted stock unit awards complement our use of performance shares by providing an effective and valuable tool to attract and retain senior leaders.

Restricted stock unit awards allow senior leaders, including our NEOs, to receive shares of our common stock in the future only after the awards vest, which will occur only if the individual remains an employee or certain other circumstances apply. The restricted stock unit awards vest in three equal annual installments beginning one year after the grant date. During the vesting period, the recipient is eligible to receive dividend equivalents on a current basis on each restricted stock unit of the same value as dividends that are declared and paid quarterly on each share of stock. Under the vesting rules of our restricted stock unit awards, a recipient who has attained the age of 55 and eligibility for retirement and who retires from the company will have all awards that were granted 12 or more months prior to the date of retirement vested upon retirement.

Equity Award Grant Process

The Human Resources Committee uses a methodology to calculate an individual’s potential aggregate long-term incentive award value that provides for a target value of long-term incentive opportunity that we express as a percentage of base salary. In February 2016, the Committee reviewed competitive market data that Meridian prepared relating to the HDLT with Mr. Levatich. Based upon our compensation philosophy of targeting compensation at the 50th percentile plus or minus 20% and based upon individual performance and experience, the Committee approved target values of long-term incentive opportunities for NEOs. Target values for Messrs. Hund, Jones and Olin were unchanged from 2015. We increased Ms. Kumbier’s target value of long-term incentive opportunity from 130% in 2015 to 170% in 2016. Based upon a review of the competitive market and with input from Meridian, the Committee approved an increase in the amount of Mr. Levatich’s target value of long-term incentive opportunity from 425% to 450%.

For 2016, we converted the target value of long-term incentive opportunity for each NEO into an award of performance shares and an award of restricted stock units. For this conversion, we valued each performance share and each restricted stock unit at an amount equal to the closing price of a share of our stock on the date of grant. We grant restricted stock units to a senior leader in a year only if he or she met or exceeded objective and subjective performance standards that applied to him or her in the preceding year. For purposes of 2016 grants, the Committee determined that all NEOs met or exceeded applicable performance standards in 2015. In 2016, there were no special grants to any NEO.

We describe the process and restrictions on granting long-term incentives more fully in the “Corporate Governance Principles and Board Matters - Human Resources Committee” section.

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EXECUTIVE COMPENSATION

2014 through 2016 Cash-Based Long-Term Incentive Awards
(Program discontinued December 31, 2015)

In years prior to 2016, we granted cash-based long-term incentive awards relating to a three-year performance period. In 2014, we granted this type of award to each NEO relating to performance over 2014, 2015 and 2016. The payout was based on performance relative to goals relating to average return on invested capital (ROIC) for HDMC. Payouts could range from 0% to 200% of a NEO’s target value attributable to cash-based long-term incentive awards based upon results over the performance period. The ROIC performance calculation that we used in these cash-based long-term incentive awards was as follows:

●

HDMC Average Return on Invested Capital (ROIC): the sum of the quotient obtained by dividing (i) HDMC Net Operating Income After Tax by (ii) HDMC Invested Capital for each year in the performance period, divided by the number of years in the performance period

●	HDMC Net Operating Income After Tax: the amount of HDMC operating income reduced for taxes for the relevant year in the performance period
●

HDMC Invested Capital: the average amount of HDMC debt plus the average amount of HDMC shareholder’s equity, excluding accumulated other comprehensive income or loss for pension and postretirement benefit plans and the cumulative effect of share repurchases above or below levels that we reflected in our strategic plan at the time of the award, for the relevant year in the performance period

These measures are derived from our segment financial results as presented in the notes to our consolidated financial statements, except that we do not disclose all of the information necessary to make the calculation relating to share repurchase levels.

The performance period for the cash-based long-term incentive awards that we granted in 2014 ended on December 31, 2016. We paid those awards in February 2017 based upon ROIC for HDMC compared to the goals that the Committee approved at the time of grant. The target ROIC goal for compensation purposes was 27.1% and actual ROIC performance was 22.9%, yielding a payment of 86% of each NEO’s target value.

2017 Long-Term Incentive Plan Design

In November 2016, the Committee approved the design for long-term incentive awards to our NEOs that was similar to the design for 2016 awards as follows:

●	Grant long-term performance share awards (67% of total award) with the potential to earn 0% to 200% (for 2016, the upside limit was 300%); and
●	Grant restricted stock unit awards (33% of total award).

We used this mix to create substantial focus on achievement of the long-term success of the company by having a significant portion of the compensation “at risk” such that executives will not receive value without performance and to directly tie the value they receive to financial performance. The performance shares that we granted in 2017 allow the executive to earn a specified number of shares of our common stock at the end of the three-year performance period (2017 through 2019) that will range between 0% and 200% of the initial award amount.

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EXECUTIVE COMPENSATION

The performance measures applicable to the 2017 awards of performance shares are as follows, in each case defined in a manner substantially similar to 2016:

●	Cumulative Net Income (weighted at 50%)
●	HDMC Average Return on Invested Capital (ROIC) (weighted at 50%)
●	HDMC Net Operating Income After Tax
●	HDMC Invested Capital

Employee Benefits

We provide other benefits to our senior leaders that we generally offer in similar form and manner to our other salaried employees, including medical and dental benefits, life insurance-related benefits, deferred compensation, retirement plans, employee savings plan, and relocation benefits. The goal of these programs is to provide benefits that are competitive in the marketplace where we compete for executives at the senior leadership level. In general, these benefits have been in place for a number of years.

Medical and Dental Benefits

We provide medical and dental benefit plans that are available to substantially all employees, including the senior leaders. Benefits-eligible HDMC U.S. salaried employees are also eligible to participate in our Health Care Account Program. We do not provide any supplemental medical or dental benefits to our NEOs.

Life Insurance-Related Benefits

We provide life insurance-related benefits to the senior leaders that are available only in the event of their death during active employment with the company. The amount of life insurance-related benefits ranges from one and one-half to three times a senior leader’s annual base salary, depending on salary band. We also reimburse executives for taxes on income that tax law imputes to executives related to the provision of life insurance in excess of $50,000. For non-executive salaried employees, we provide life insurance-related benefits in the amount of one and one-half times base salary.

Retirement Plans

HDMC Salaried Defined Contribution Retirement Plan

For HDMC, we maintain a qualified defined contribution plan that covers HDMC U.S. salaried employees who were hired on or after August 1, 2006. Under our Non-Qualified Deferred Compensation Plan, we pay participants amounts that would have been accrued or payable under this defined contribution plan if statutory limits that apply to this defined contribution plan as a qualified plan under the Internal Revenue Code had not been applicable. Mr. Jones is a participant in this plan.

HDFS Defined Contribution Retirement Plan

For HDFS, we maintain a qualified defined contribution plan that covers HDFS U.S. employees. Mr. Hund is a participant in this plan.

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Harley-Davidson Employee Savings Plans

We have qualified section 401(k) savings plans for employees, which we believe are competitive with other similar companies. Eligible participants can make contributions to the plan up to the Internal Revenue Code limits. We provide participants with matching contributions of up to either 4.5%, for defined contribution eligible employees, or 3%, for defined benefit eligible employees, of their eligible compensation based upon the extent to which they make elective deferrals and based upon their date of hire. Under our Non-Qualified Deferred Compensation Plan, we pay participants amounts that we would have provided as matching contributions under the Savings Plan if statutory limits that apply to the Savings Plan as a plan qualified under the Internal Revenue Code had not been applicable. All NEOs participate in this plan.

Harley-Davidson Retirement Annuity Plan

HDMC has long maintained a qualified non-contributory, defined benefit pension plan which covers HDMC U.S. salaried employees who were hired prior to August 1, 2006. Beginning August 1, 2006, we have not allowed new participants into this plan. Messrs. Levatich and Olin and Ms. Kumbier participate in this plan.

HDMC Restoration Plan

HDMC has long maintained a non-qualified Pension Benefit Restoration Plan pursuant to which we pay participants amounts that would have been accrued under or payable from the Harley-Davidson Retirement Annuity Plan if statutory limits that apply to the Harley-Davidson Retirement Annuity Plan as a plan qualified under the Internal Revenue Code had not been applicable. Beginning August 1, 2006, we have not allowed new participants into this plan. Messrs. Levatich and Olin and Ms. Kumbier participate in this plan.

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan for salaried employees in which a group of highly-compensated employees (as defined by the Internal Revenue Code) are eligible to participate, including the senior leaders. Under the terms of this plan, participants can defer a portion of their base salary and a portion of their annual STIP payment. If a participant in this plan makes an election to defer eligible compensation and there are statutory limits on such participant’s ability to defer at least 6% of eligible compensation into the qualified employee Retirement Savings Plan, then the participant will also receive company matching contributions in this plan that would have been made in the qualified plan if no statutory limit had been applicable. We believe earnings on amounts deferred reflect the returns available in the market as investment options in the Deferred Compensation Plan that are participant-directed are similar to those that exist in our 401(k) plan. This plan is structured to comply with Section 409A of the Internal Revenue Code. Each of our NEOs is eligible to participate in the Deferred Compensation Plan.

Other Employee Programs

We provide the opportunity for substantially all employees, including the senior leaders, to purchase eligible Harley-Davidson products (including motorcycles, Parts and Accessories, and General Merchandise) and receive a reimbursement from the company for a portion of the purchase price paid. Executives also participate in other employee benefit programs, such as our employee stock purchase program, paid time off, retiree healthcare account accrual (closed effective 1/1/2017) and disability insurance. We have standard compensation packages applicable to relocations and overseas assignments.

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EXECUTIVE COMPENSATION

Other Senior Leaders Programs

Historically, we provided certain senior leaders, including the NEOs, who retire after reaching age 55 and after attaining five or more years of service a benefit in lieu of providing post retirement life insurance consisting of payment equal to two years’ base salary at retirement. The executive is responsible for all taxes associated with this payment. This benefit is not available to individuals that we hired after 2015. Currently, Messrs. Olin and Hund are eligible to receive this benefit upon their retirement. In the case of the remaining NEOs, they become eligible for this benefit after reaching age 55 and upon their retirement from the company.

We provide senior leaders, including all NEOs, with a limited financial planning and tax preparation benefit. The senior leader is responsible for all taxes associated with this payment. The NEOs are eligible to receive an annual executive physical.

We permit limited use of our corporate aircraft by NEOs. We have entered into time sharing agreements with executive officers, including the NEOs, to provide terms governing personal use of corporate aircraft and to require the executive officers to pay for each personal flight. The amount that an executive officer pays for each personal flight is equal to the greater of the aggregate incremental cost to the company for such flight and the Standard Industry Fare Level (SIFL) valuation used to impute income for tax purposes. In all cases, the CEO must approve all personal use, and any business use for our corporate aircraft takes priority over a NEO’s request for personal use.

Additionally, to further promote the Harley-Davidson brand and the recognition of senior leaders as representatives of the company at rallies and other industry events, senior leaders receive an annual allowance for the purchase of MotorClothes® apparel of $3,000. The senior leader is responsible for all taxes associated with this clothing allowance.

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Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (1) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3) (h)	All Other Compensation ($) (4) (i)	Total ($) (j)
Matthew S. Levatich President and Chief Executive Officer	2016	$1,041,667	$—	$4,725,030	$—	$2,083,161	$1,394,000	$106,445	$9,350,303
	2015	$901,500	$307,495	$1,500,015	$968,462	$1,455,144	$1,285,000	$52,432	$6,470,048
	2014	$669,167	$220,825	$641,313	$474,134	$1,481,473	$1,508,000	$439,057	$5,433,969
John A. Olin Senior Vice President and Chief Financial Officer	2016	$651,500	$—	$1,566,057	$—	$1,021,118	$1,612,000	$44,446	$4,895,121
	2015	$626,667	$150,400	$504,999	$326,053	$798,007	$636,000	$49,711	$3,091,837
	2014	$585,000	$140,400	$442,668	$327,254	$937,118	$750,000	$62,213	$3,244,653
Lawrence G. Hund President and Chief Operating Officer - HDFS	2016	$596,668	$—	$1,290,070	$—	$913,325	$86,000	$25,766	$2,911,829
	2015	$571,673	$137,202	$415,669	$268,370	$731,351	$190,000	$26,119	$2,340,384
	2014	$525,000	$126,000	$380,026	$280,930	$902,154	$110,000	$45,593	$2,369,703
Michelle A. Kumbier Senior Vice President, Motor Company Product and Operations - HDMC	2016	$560,000	$—	$961,035	$—	$666,250	$466,000	$48,396	$2,701,681
Paul J. Jones Vice President and Chief Legal Officer	2016	$546,667	$—	$908,026	$—	$707,339	$—	$95,359	$2,257,391
	2015	$495,833	$104,125	$274,975	$177,547	$490,280	$—	$90,731	$1,633,491
	2014	$456,667	$95,900	$252,997	$187,042	$592,377	$—	$104,010	$1,688,993

(1) We calculated the compensation related to stock (restricted stock units and performance shares) based on the grant date fair value of an award. We based the grant date fair value of restricted stock unit and performance share awards on the market price of the underlying stock as of the date of grant (which considers the value of dividend equivalents that the holder is entitled to receive). The performance share award value included in the summary compensation table is based on achieving the performance objectives at target. The maximum performance share award value, based on the grant date fair value per performance share, is 300% of the target amount, which equates to the following amounts based on our stock price on the date of grant: Mr. Levatich - $9,497,301, Mr. Olin - $3,147,716, Mr. Hund - $2,593,017, Ms. Kumbier - $1,931,669 and Mr. Jones - $1,825,137.
(2) NEOs earned a Financial STIP award for 2016, a Leadership STIP award for 2016 and a cash-based long-term incentive award for the performance period of 2014 through 2016, and they received payment for these awards in 2017. We disclose this compensation in the table for the year in which it was earned.
(3) The amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2015 to the plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2016. Refer to the narrative to the Pension Benefits Table for further information.

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(4) All other compensation consists of the following:

	Financial Planning	Harley- Davidson Motor- Clothes	Life Insurance	Life Insurance Tax Gross Up (a)	401(k) Plan Contribution	Deferred Compensation Plan Contribution	Healthcare Account Contribution	Total
Matthew S. Levatich	$12,000	$2,923	$14,891	$2,171	$7,950	$64,010	$2,500	$106,445
John A. Olin	$—	$—	$1,080	$1,793	$7,950	$31,623	$2,000	$44,446
Lawrence G. Hund	$—	$—	$14,031	$1,985	$9,750	$—	$—	$25,766
Michelle A. Kumbier	$12,000	$183	$5,400	$567	$7,950	$19,796	$2,500	$48,396
Paul J. Jones	$1,790	$1,238	$5,062	$410	$24,250	$60,109	$2,500	$95,359

(a) Reimbursement for income taxes on income that tax law imputes to executives related to the provision of life insurance in excess of $50,000.

44     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

Grants of Plan Based Awards for 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units (#) (3) (i)	All other Option Awards: Number of Securities Underlying Option (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)		Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Matthew S.	Financial STIP	11/29/16	$696,719	$1,393,438	$2,786,875
Levatich	Leadership STIP	11/29/16	$—	$428,750	$—
	Performance
	Shares	2/2/16				40,073	80,146	240,438				$3,165,767
	RSUs	2/2/16							39,475			$1,559,263
John A.	Financial STIP	11/29/16	$267,458	$534,917	$1,069,833
Olin	Leadership STIP	11/29/16	$—	$200,594	$—
	Performance
	Shares	2/2/16				13,282	26,563	79,689				$1,049,239
	RSUs	2/2/16							13,084			$516,818
Lawrence	Financial STIP	11/29/16	$245,000	$490,000	$980,000
G. Hund	Leadership STIP	11/29/16	$—	$183,750	$—
	Performance
	Shares	2/2/16				10,941	21,882	65,646				$864,339
	RSUs	2/2/16							10,778			$425,731
Michelle A.	Financial STIP	11/29/16	$207,958	$415,917	$831,833
Kumbier	Leadership STIP	11/29/16	$—	$178,250	$—
	Performance
	Shares	2/2/16				8,151	16,301	48,903				$643,890
	RSUs	2/2/16							8,029			$317,146
Paul J.	Financial STIP	11/29/16	$196,510	$393,021	$786,042
Jones	Leadership STIP	11/29/16	$—	$168,438	$—
	Performance
	Shares	2/2/16				7,701	15,402	46,206				$608,379
	RSUs	2/2/16							7,586			$299,647

(1) In November 2016, the Human Resources Committee approved the Financial STIP and Leadership STIP relating to 2017 performance. Under these plans, each NEO has the potential to earn the estimated future payouts that we disclose above during 2017, which we would pay out in February 2018. The maximum Leadership STIP is equal to the target; however, the maximum combined payouts under the Financial STIP and the Leadership STIP cannot exceed the participant’s maximum Financial STIP target. Therefore, we have not included a separate maximum amount for the Leadership STIP.
We include further details regarding these plans, including information on performance criteria, in the “Compensation Discussion and Analysis-Our Executive Compensation Programs and Performance” section.
(2) The amounts shown represent the threshold, target and maximum payouts under performance shares that we granted to NEOs in 2016. The performance shares allow NEOs to earn a specified number of shares of our common stock at the end of the three-year performance period that will range between 0% and 300% of the initial award amount. Each executive’s 2016 performance share award involves a stated number of performance shares, which is the target amount in the table. The number of shares of our stock that the NEO will earn will be determined at the end of a three-year performance period. The performance measures applicable to the performance shares that we granted in 2016 are based on Cumulative Net Income (weighted at 42.5%), HDMC Average Return on Invested Capital (ROIC) (weighted at 42.5%) and sales to New Riders (weighted at 15%). These measures are discussed in more detail under “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.” The amount of shares the NEO earns is based on performance and the value that the NEO realizes is based on our stock price when earned shares are delivered. To the extent that these awards vest, the participant will receive the accumulated dividends that have accrued over the performance period in direct proportion to the number of performance shares that actually vest.

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EXECUTIVE COMPENSATION

(3) Restricted stock unit awards allow NEOs to receive shares of our common stock in the future only after the awards vest, which will occur only if the individual remains an employee or certain other circumstances apply. The restricted stock unit awards vest in three equal annual installments beginning one year after the grant date. During the vesting period, the recipient is eligible to receive dividend equivalents on a current basis on each restricted stock unit of the same value as dividends that are declared and paid quarterly on each share of stock. Under the vesting rules of our restricted stock unit awards, a recipient who is at least 55 years old, eligible for retirement, and retires from the company will have all awards that were granted 12 or more months prior to the date of retirement vest upon retirement.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE

For 2016, we maintained the following executive compensation plans and programs for our NEOs:

●	Base salary;
●	Annual cash incentive compensation consisting of a Leadership STIP and a Financial STIP;
●	Long-term incentive stock awards;
●	Retirement benefits;
●	Non-qualified deferred compensation plan; and
●	Life insurance-related benefits, including payments in lieu of post-retirement life insurance, and other non cash compensation.

We include further details regarding these plans and programs, including information on performance criteria and vesting provisions, in the “Compensation Discussion and Analysis—Our Executive Compensation Programs and Performance” section.

46     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 31, 2016

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)(j)
Matthew S.	25,200	50,402		$63.49	02/03/25
Levatich (4)	21,950	10,976		$62.33	02/04/24
	34,567	—		$51.78	02/04/23
	32,198	—		$45.32	02/06/22
	26,247	—		$41.33	02/09/21
	19,447	—		$39.04	02/13/18
	9,149	—		$68.91	02/14/17
						58,656	$3,421,991
								80,146	$4,675,718
John A.	8,484	16,969		$63.49	02/03/25
Olin (5)	15,150	7,576		$62.33	02/04/24
	22,825	—		$51.78	02/04/23
	20,194	—		$45.32	02/06/22
	13,059	—		$41.33	02/09/21
	44,465	—		$22.63	02/10/20
	30,000	—		$28.54	10/19/19
	12,587	—		$12.30	02/12/19
	28,760	—		$39.04	02/13/18
	6,111	—		$68.91	02/14/17
						20,755	$1,210,847
								26,563	$1,549,685
Lawrence	6,983	13,967		$63.49	02/03/25
G. Hund (6)	13,006	6,503		$62.33	02/04/24
	25,073	—		$22.63	02/10/20
	40,053	—		$18.92	07/17/19
						17,176	$1,002,048
								21,882	$1,276,596
Michelle A.	3,494	6,990		$63.49	02/03/25
Kumbier (7)	6,548	3,275		$62.33	02/04/24
	10,980	—		$51.78	02/04/23
	2,934	—		$68.91	02/14/17
						21,237	$1,238,967
								16,301	$951,000
Paul J.	4,620	9,240		$63.49	02/03/25
Jones (8)	8,659	4,330		$62.33	02/04/24
	11,536	—		$51.78	02/04/23
	11,039	—		$45.32	02/06/22
						11,827	$689,987
								15,402	$898,553

(1) We granted all options ten years prior to the expiration date. Each grant vests ratably over a three year period beginning with the first 33% vesting one year after the date of grant, the second 33% vesting two years after the date of grant and the third 33% vesting three years after the date.
(2) The number of shares or share units that have not vested include restricted stock units (RSUs) and restricted stock. The RSUs provide a benefit that is equivalent to restricted stock and upon vesting are settled through the issuance of a share of our common stock for each vested restricted stock unit.

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EXECUTIVE COMPENSATION

(3) On February 2, 2016, the Committee awarded performance shares to each NEO which remained outstanding and unvested at December 31, 2016. The performance shares will be earned (vest) on December 31, 2018 and be settled with the issuance of a share of our common stock for each performance share earned. The number of performance shares that a recipient will ultimately earn is contingent on the achievement of performance objectives during the three-year performance period. The number and value of unvested performance shares presented above assume performance at target.

(4)	Mr. Levatich’s restricted stock and restricted stock units vest as follows:
13,158 shares on February 2, 2017 7,875 shares on February 3, 2017 3,430 shares on February 4, 2017 13,158 shares on February 2, 2018 7,876 shares on February 3, 2018 13,159 shares on February 2, 2019
(5)	Mr. Olin’s restricted stock and restricted stock units vest as follows:
4.361 shares on February 2, 2017 2,651 shares on February 3, 2017 2,368 shares on February 4, 2017 4.361 shares on February 2, 2018 2,652 shares on February 3, 2018 4,362 shares on February 2, 2019
(6)	Mr. Hund’s restricted stock and restricted stock units vest as follows:
3,592 shares on February 2, 2017 2,182 shares on February 3, 2017 2,033 shares on February 4, 2017 3,593 shares on February 2, 2018 2,183 shares on February 3, 2018 3,593 shares on February 2, 2019
(7)	Ms. Kumbier’s restricted stock and restricted stock units vest as follows:

2,676 shares on February 2, 2017
1,092 shares on February 3, 2017
1,024 shares on February 4, 2017
2,676 shares on February 2, 2018
1,092 shares on February 3, 2018
10,000 shares on February 4, 2018
2,677 shares on February 2, 2019

(8)	Mr. Jones’ restricted stock and restricted stock units vest as follows:
2,528 shares on February 2, 2017 1,444 shares on February 3, 2017 1,353 shares on February 4, 2017 2,529 shares on February 2, 2018 1,444 shares on February 3, 2018 2,529 shares on February 2, 2019

48     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2016

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Matthew S. Levatich	—	$—	14,906	$603,848
John A. Olin	—	$—	7,396	$301,374
Lawrence G. Hund	40,808	$662,648	6,407	$261,234
Michelle A. Kumbier	26,667	$108,758	3,259	$132,905
Paul J. Jones	—	$—	3,998	$162,897

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Matthew S. Levatich	Harley-Davidson Retirement Annuity Plan	22.4	$838,000	$—
	Restoration Plan	22.4	$6,321,000	$—
John A. Olin	Harley-Davidson Retirement Annuity Plan	13.7	$606,000	$—
	Restoration Plan	13.7	$2,723,000	$—
	Cash in lieu of life insurance		$1,039,000	$—
Lawrence G. Hund	Cash in lieu of life insurance	—	$1,144,000	$—
Michelle A. Kumbier	Harley-Davidson Retirement Annuity Plan	19.2	$676,000	$—
	Restoration Plan	19.2	$1,724,000	$—
Paul J. Jones	Not applicable	—	$—	$—

NARRATIVE TO PENSION BENEFITS TABLE

We maintain the Harley-Davidson Retirement Annuity Plan which is a noncontributory defined benefit pension plan. Under this plan, our salaried employees (excluding employees of HDFS and certain other subsidiaries, such as Mr. Hund), including Messrs. Levatich and Olin and Ms. Kumbier, are generally eligible to retire with unreduced benefits at age 62 or later. Mr. Jones is not eligible to participate as the plan was closed to new participants in 2006.

Benefits are based upon monthly “final average earnings” as defined in the Harley-Davidson Retirement Annuity Plan. The monthly benefit is 1.2% of the final average earnings plus 0.4% of the final average earnings in excess of Social Security covered compensation multiplied by years of service.

For each eligible named executive officer, final average monthly earnings equal one-twelfth of the highest average annual total compensation (consisting of base salary, annual bonus and annual non-equity incentive compensation as shown in the Summary Compensation Table) paid over five highest total compensation years within the last ten years of service prior to the participant’s retirement or other date of termination. Compensation under any long-term incentive plan that we maintain, including equity or cash plans, is not eligible compensation for purposes of the pension or pension benefit restoration plans.

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EXECUTIVE COMPENSATION

Vesting under the Harley-Davidson Retirement Annuity Plan occurs upon the earlier of five years of service or age 65. An employee who retires after age 55 and before age 62 with a minimum of five years of service will receive an actuarially reduced benefit under the Harley-Davidson Retirement Annuity Plan. The surviving spouse of an employee who is eligible for early retirement or who is vested at death is also entitled to certain benefits under the Harley-Davidson Retirement Annuity Plan.

We adopted the Pension Benefit Restoration Plan pursuant to which we will pay participants amounts that exceed certain limitations the Internal Revenue Code imposes on benefits payable under the Harley-Davidson Retirement Annuity Plan as a plan qualified under the Internal Revenue Code and to counteract the effect of participation in the Harley-Davidson deferred compensation plan. Approximately 100 employees participate in the Restoration Plan. Executives in the plan as of December 31, 2008 made an irrevocable election to receive their benefit from the Restoration Plan as either a single lump sum payment or a monthly payment.

We computed the present value of each NEO’s accumulated benefit using the same assumptions and measurement date that we used for financial reporting purposes for our 2016 financial statements. For each active named executive officer that was eligible to receive benefits as of the end of the year, we assumed a retirement age of 62, which is the earliest age at which a NEO may retire under the relevant plans without any reduction to benefits.

Certain executives who retired prior to January 1, 2016 were entitled to receive a lump sum payment equal to one year’s salary plus applicable taxes upon retirement at or after age 55 with 5 years of service. For retirements after January 1, 2016, certain executives are entitled to receive a lump sum payment equal to two years’ salary upon retirement at or after age 55 and 5 years of service with no provision for taxes. We adopted this defined benefit in lieu of providing post-retirement life insurance. Mr. Hund and Mr. Olin were the only NEOs who were eligible to receive this benefit as of December 31, 2016. The other NEOs were not entitled to this benefit as of December 31, 2016 because they would not have satisfied the eligibility requirements as of that date.

Non-qualified Deferred Compensation

Name (a)	Executive Contribution in Last FY ($) (1) (b)	Registrant Contributions in Last FY ($) (2) (c)	Aggregate Earnings in Last FY ($) (3) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (4) (f)
Matthew S. Levatich	$140,417	$64,010	$41,960	$170,165	$682,823
John A. Olin	$156,250	$31,623	$194,939	$—	$2,263,218
Lawrence G. Hund	$477,370	$—	$317,240	$—	$2,775,926
Michelle A. Kumbier	$38,000	$19,796	$11,229	$75,183	$173,053
Paul J. Jones	$43,505	$60,109	$57,015	$—	$589,636

(1) Executive contributions to these plans represent compensation that NEOs earned but elected to defer. The entire executive contribution is therefore included in the NEO’s compensation reported in the Summary Compensation Table.

(2) Employees of HDMC hired prior to August 1, 2006, including Messrs. Levatich and Olin and Ms. Kumbier, receive a company matching contribution of up to 50% of their deferred compensation plan contributions (including contributions to the company’s 401(k) plans and its non-qualified deferred compensation plans) on the first 6% of cash compensation (salary and non-equity incentive plan pay) that was deferred. Employees of HDMC hired after August 1, 2006, including Mr. Jones, receive a matching contribution of up to 75% of their deferred compensation plan contributions (including contributions to the company’s 401(k) plans and its non-qualified deferred compensation plans) on the first 6% of cash compensation (salary and short-term incentive plan pay) that was deferred. In addition, employees with a date of hire or rehire on or after August 1, 2006 and who are not covered under the Harley-Davidson Retirement Annuity Plan during the same period may receive an additional employer contribution of 4% of their eligible pay. The total amount of such employer contributions that is included in the non-qualified deferred compensation plan is equal to the total contribution less the amount contributed

50     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

to the named executive officer’s 401(k) account. All amounts shown as registrant contributions are included in the NEO’s compensation reported in the Summary Compensation Table. Employees of Harley-Davidson Financial Services, including Mr. Hund, do not receive a matching contribution on deferred compensation plan contributions.
(3) Executives have the option of allocating their deferred compensation balances across several different independent third-party investment vehicles. No amounts of aggregate earnings for the last fiscal year or for prior years have been included in the Summary Compensation Table.
(4) Amounts included in the aggregate balance that have been reported in the Summary Compensation Table for previous years for each NEO are as follows: Mr. Levatich - $546,479, Mr. Olin - $958,916, Mr. Hund - $1,636,585, and Mr. Jones - $382,186. We have not previously reported any deferred compensation amounts for Ms. Kumbier in our Summary Compensation Table for years prior to 2016.

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts may include:

●	non-equity incentive compensation earned during the fiscal year;
●	amounts contributed under our Deferred Compensation Plan;
●	unused vacation pay; and
●	amounts accrued and vested through our 401(k) savings plan and pension and similar plans.

CHANGE OF CONTROL

We have transition agreements with Messrs. Levatich, Olin and Hund. Each agreement provides that, if we terminate the individual’s employment for any reason (other than for cause) within two years after a change of control, then such individual will receive a cash payment and certain other benefits. In addition, among other events, voluntary termination by the executive of his or her employment for “good reason” within two years after a change of control would entitle the executive to the benefits under the agreement. We describe the transition agreements more fully in the section “Compensation Discussion and Analysis-Employment and Transition Agreements.” That section also outlines the definition of a change of control under the transition agreements.

Our incentive stock plans also contain provisions that apply if there is a change of control. Equity awards that we made under our 2009 and 2014 Incentive Stock Plans to an executive who was then a party to a transition agreement do not become fully vested upon a change of control (but may become vested if we terminate the individual’s employment for any reason other than cause within two years after a change of control). All other restricted stock awards, performance share awards, restricted stock units and option grants that we made under our 2009 and 2014 Incentive Stock Plans and predecessor plans that are unvested become fully vested upon a change of control.

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EXECUTIVE COMPENSATION

The table below presents estimates of the amounts of compensation payable to each NEO upon a change of control and termination of the executive in a manner that entitles the executive to cash severance. The amounts shown assume that such change of control and termination were both effective as of December 31, 2016. The actual amounts to be paid can only be determined at the time of a change of control or the executive’s termination. These amounts are in addition to amounts that a NEO would be entitled to receive under our pension plans as well as vested amounts of deferred compensation that are fully disclosed for each NEO in the “Pension Benefits” and “Non-Qualified Deferred Compensation” tables, respectively.

Benefit	Mathew S. Levatich	John A. Olin	Lawrence G. Hund	Michelle A. Kumbier	Paul J. Jones
UNEARNED COMPENSATION
(payment contingent on termination)
Cash Severance (a)	$7,087,500	$4,407,437	$4,165,454	$—	$—
Interrupted Bonus (b)	$1,312,500	$615,637	$561,612	$—	$—
Retirement Benefits: (c)
Pension Plans (d)	$1,842,000	$1,148,000	$—	$—	$—
Savings Plans/Deferred
Compensation Plan (e)	$—	$—	$27,000	$—	$—
Retiree medical	$—	$—	$—	$—	$—
Subtotal for Retirement Benefits	$1,842,000	$1,148,000	$27,000	$—	$—
Other Benefits: (c)
Health & Welfare	$73,978	$71,187	$103,598	$—	$—
Outplacement	$30,000	$30,000	$30,000	$—	$—
Tax Gross-Ups	$—	$—	$—	$—	$—
Subtotal for Other Benefits
Equity: (f)(g)	$103,978	$101,187	$133,598	$—	$—
Long-term performance shares	$4,675,718	$1,549,685	$1,276,596	$—	$—
Restricted Stock	$3,421,991	$1,210,847	$1,002,048	$—
Subtotal	$8,097,709	$2,760,532	$2,278,644	$—	$—
Total	$18,443,687	$9,032,793	$7,166,308	$—	$—
EARNED COMPENSATION
(payment not contingent on termination)
Long-term Incentives (g)(h)
Long-term Cash	$1,500,000	$505,000	$415,667	$—	$—
Restricted Stock	$—	$—	$—	$1,238,967	$698,987
Unexercisable Options	$—	$—	$—	$—	$—
Total	$1,500,000	$505,000	$415,667	$1,238,967	$698,987
GRAND TOTAL	$19,943,687	$9,537,793	$7,581,975	$1,238,967	$698,987

(a) For each NEO that is a party to a transition agreement, the cash severance reflects the product of three times the sum of the NEO’s highest annual base pay in the preceding five years plus the higher of the NEO’s bonus opportunity (at target) for the year in which the change of control event occurs or the highest annual bonus in the preceding five years. Under the transition agreements, to the extent that payments to executives would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive. In these agreements, there are no provisions for an excise tax gross up. Amounts in the table assume that the executives received the full payments that the transition agreements contemplate without reduction.

52     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

(b) For each NEO that is a party to a transition agreement, the interrupted bonus reflects the higher of the NEO’s target STIP opportunity for 2016 or the actual bonus earned in 2015 on the assumption that the actual bonus for 2016 would not have been determined had the change of control occurred December 31, 2016. Without the benefit of a transition agreement, there is no entitlement to any amount under the STIP upon a change of control.
(c) Pursuant to our transition agreements, upon a termination following a change of control in a manner that entitles the executive to cash severance, a NEO is entitled to receive three years of pension service credit for those who participate in the pension plan (but not beyond age 65) based on assumed compensation, three years of continued coverage in our health and welfare benefit programs and up to three years of outplacement services. We estimated the amounts in the table relating to continued coverage in our health and welfare benefit programs and outplacement services.
(d) Pursuant to our transition agreements, upon a termination following a change of control in a manner that entitles the executive to cash severance, Messrs. Levatich and Olin would be entitled to three years of pension service credit (but not beyond age 65) based on assumed compensation. We calculated the present values of qualified and nonqualified pension plan benefits for Messrs. Levatich and Olin using the same actuarial assumptions that we used for the Pension Benefits Table.
(e) Pursuant to the transition agreement with Mr. Hund, because he is not eligible to participate in our defined benefit pension plan, he would be entitled to certain other retirement-related benefits upon a termination following a change of control in a manner that entitles him to cash severance. Mr. Hund would be entitled to the value of three years of the company contribution to the Harley-Davidson Financial Services 401(k) Plan, which is the maximum of $9,000 per year.
(f) For each NEO, amounts reflect the value of restricted stock, restricted stock units and unvested options awards that become vested upon a termination following a change of control. The definition of change of control under our stock plans is essentially the same as in the transition agreements.
(g) We calculated the value of the unvested stock options based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price that the named executive officer would be required to pay upon exercise of those stock options. We calculated the value of the unvested shares of restricted stock and unvested restricted stock units held by each NEO based upon the aggregate market value of the related shares. We used a price of $58.34 per share to determine market value in both of these calculations, which was the closing price of our common stock on December 30, 2016, as reported by the New York Stock Exchange.
(h) For each named executive officer, amounts reflect the target value of cash-based long-term incentive awards, performance share awards and the value of restricted stock, restricted stock units and unvested options awards that become vested upon a change of control regardless of whether the executive’s employment is actually terminated. Without the benefit of a transition agreement, there is no entitlement to any amount under the cash long-term incentive awards upon a change of control. Equity awards that we made to Messrs. Levatich, Olin and Hund under our 2009 and 2014 Incentive Stock Plans do not vest upon a change of control (but may become vested if we terminate the executive’s employment for any reason other than cause within two years after a change of control). Because Ms. Kumbier and Mr. Jones are not parties to a transition agreement, equity awards that we made to them under our 2009 and 2014 Incentive Stock Plans will vest upon a change of control without regard to termination of employment resulting from such change of control.

EXECUTIVE SEVERANCE

Our Executive Severance Policy, which applies to a subset of the senior leaders, including the CEO and the other NEOs, provides for a cash severance benefit of between 12 and 24 months of base pay and 18 months continuation of certain employee benefits, such as life insurance, medical benefits, and limited outplacement benefits if we terminate employment for reasons other than for cause. To receive a severance payment under this policy, the executive must agree to a number of restrictive covenants and execute a general release of claims against the company.

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EXECUTIVE COMPENSATION

The table below presents estimates of the amounts of compensation payable to each NEO under the Executive Severance Policy assuming a termination absent a change of control for any reason other than cause, death or disability. The amounts shown assume that such termination was effective as of December 31, 2016. The actual amounts to be paid can only be determined at the time of the executive’s termination.

Executive Benefits Upon Termination Absent a Change in Control	Matthew S. Levatich	John A. Olin	Lawrence G. Hund	Michelle A. Kumbier	Paul J. Jones
Cash Severance	$2,100,000	$1,310,000	$1,200,000	$1,130,000	$1,100,000
Other Benefits
Health and Welfare	$27,350	$26,150	$30,929	$23,600	$31,321
Continuation of Life Insurance	$9,639	$9,444	$20,871	$2,960	$3,771
Total	$2,136,989	$1,345,594	$1,251,800	$1,156,560	$1,135,092

VESTING OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

We awarded restricted stock and restricted stock units to NEOs, and NEOs earn the related shares when the restrictions on the awards lapse, but only if the individual remains an employee or certain other circumstances apply. In some circumstances, a pro-rata portion of the shares will vest based on a ratio of actual service to the requisite service period. This is the case for all awards if the NEO dies or becomes disabled. For certain awards, if the NEO is 55 years of age or older and elects to retire more than one year after the date of the grant of the award, all unvested shares or units under that award will automatically vest upon retirement. In addition, other awards vest fully if we terminate the NEO other than for cause. In general, “cause” means conviction of or plea of no contest to a felony, willful misconduct that is materially and demonstrably detrimental to the company, willful refusal to perform duties consistent with the NEO’s office, position or status with the company or other conduct or inaction that the Human Resources Committee determines constitutes cause. Finally, as we disclose in the table above that presents the amounts payable to each NEO upon a change of control, certain restricted stock and restricted stock unit awards also vest fully on a change of control.

The following table reflects, for each NEO, the value of restricted stock and restricted stock unit awards that become vested upon a termination of the NEO’s employment for each of the reasons indicated in the table assuming that such termination occurred on December 31, 2016. The value is based upon the aggregate market value of the shares that would vest in each instance. We used a price of $58.34 per share to determine market value, which was the closing price of our common stock on December 30, 2016, as reported by the New York Stock Exchange. Amounts that we reflect in this table are in addition to any amounts the NEO may be entitled to receive under the Executive Severance Policy.

Named Executive Officer	Retirement	Death or Disability	Termination by Company (1)
Matthew S. Levatich	$—	$1,486,202	$—
John A. Olin	$447,643	$564,814	$—
Lawrence G. Hund	$373,259	$469,728	$—
Michelle A. Kumbier	$—	$561,942	$—
Paul J. Jones	$—	$319,342	$—

(1) While terms for certain awards provide that the individual will forfeit any shares that are not vested if we terminate the individual, upon such a termination the individual could elect to treat the termination as a qualified retirement if he or she were eligible. There is no pro-rata vesting based on performance or, in the first year after grant, due to retirement. As a result, the awards give the NEO a strong incentive to remain with the company.

54     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

PAYMENTS MADE UPON DEATH OR DISABILITY

If a NEO dies while employed, in addition to the benefits to which we refer immediately following the heading “Payments Made Upon Termination” above and the amounts we disclose above relating to restricted stock and restricted stock unit awards, the NEO will receive payments under our death benefits. Our death benefits provide that each NEO is entitled to three times annual base salary in the event of his or her death while actively employed, which we would generally satisfy out of proceeds of life insurance that we maintain. For each NEO, we report premiums that we paid for this life insurance as part of “All Other Compensation” in the “Summary Compensation Table.” In addition, we maintain long-term disability plans in which NEOs may participate on a voluntary basis on the same terms as other salaried employees. There is no company contribution toward the cost of this benefit.

Under the form of our transition agreement, if the NEO’s death occurs during employment, then no benefits are payable under the agreement. In addition, under all forms of our transition agreement, if a NEO dies after a termination that entitles the NEO to a cash payment, or if a NEO’s death during active employment after a change of control entitles the NEO’s estate to a cash payment, then health benefit coverage for the NEO’s eligible dependents will continue until the earlier to occur of one year following the executive’s death or three years following the executive’s termination. All other welfare benefit coverage will cease at the date of the NEO’s death.

TREATMENT OF CERTAIN BENEFITS UPON RETIREMENT

For compensation purposes, we generally define “retirement” as separation from service on or after attainment of age 55 with at least five years of service. When an individual who satisfies these criteria leaves service, we consider him or her a retiree for purposes of certain compensation and benefit programs. An executive who has received a cash-based long-term incentive award or a performance share award will receive a payout on a pro-rata basis for each award that we granted to the executive before his or her retirement date. The payment amount under each of these awards is based upon the actual months of employment since the date of the award divided by the 36-month life of the award. Actual payments will only be made upon the completion of the performance period. An executive will receive a payout in respect of a STIP award relating to the year in which he or she retires on a pro-rata basis based upon their actual pay during the year in which they retire and the actual STIP performance of the company. Equity awards granted at least 12 months prior to the date of retirement vest on the date of retirement. These benefits are in addition to those that we disclose above under “Pension Benefits.”

As of December 31, 2016, two of our NEOs, Messrs. Olin and Hund, were eligible to retire and would receive certain benefits (as described above) upon retirement. Assuming that they had retired effective that date, they would have been entitled to receive (1) payment in lieu of retiree life insurance as reflected in the table that appears above under “Pension Benefits,” (2) value in respect of the vesting of restricted stock and restricted stock units as reflected in the table that appears above under “Vesting of Restricted Stock and Restricted Stock Units” and (3) pro-rata payout under the cash-based long-term incentive awards relating to 2015 through 2017 and 2016 performance share awards (assuming target performance for the 2015 through 2017 and the 2016 through 2018 performance cycles). For Mr. Olin, these amounts would be $334,967 paid in February 2018 and $511,408 paid in February 2019. For Mr. Hund, these amounts would be $275,712 paid in February 2018 and $421,258 paid in February 2019.

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EXECUTIVE COMPENSATION

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
R. John Anderson	$110,000	$125,000	$—	$—	$—	$—	$235,000
Michael J. Cave	$270,000	$125,000	$—	$—	$—	$—	$395,000
Donald A. James	$110,000	$125,000	$—	$—	$—	$—	$235,000
Sara L. Levinson	$110,000	$125,000	$—	$—	$—	$—	$235,000
N. Thomas Linebarger	$130,000	$125,000	$—	$—	$—	$—	$255,000
George L. Miles, Jr.	$115,000	$125,000	$—	$—	$—	$—	$240,000
Brian R. Niccol	$110,000	$135,503	$—	$—	$—	$—	$245,503
James A. Norling	$130,000	$125,000	$—	$—	$—	$—	$255,000
Maryrose T. Sylvester	$115,000	$135,503	$—	$—	$—	$—	$250,503
Jochen Zeitz	$125,000	$125,000	$—	$—	$—	$—	$250,000

(1) Non-employee directors have the option of receiving all or a portion of their fees in the form of stock. The portion of fees received at the election of the non-employee director in the form of stock in 2016 was $110,000 for R. John Anderson; $270,000 for Michael J. Cave; $130,000 for N. Thomas Linebarger; $110,000 for Brian R. Niccol; and $115,000 for Maryrose T. Sylvester.
(2) In August 2002, the Board of Directors approved stock ownership guidelines which the Board revised most recently in February 2016. In February 2016, the Board approved a change in the director stock ownership guidelines to require a non-employee director to hold 500% of the value of his or her annual cash retainer in the form of stock or stock equivalents. This change was effective May 1, 2016. Each non-employee director has until May 2021 to accumulate the appropriate number of shares.
(3) Non-employee directors receive an annual grant of share units, each representing the value of one share of our stock. The payment of share units is deferred, at the election of each non-employee director, until the first anniversary of each respective grant date or the time a non-employee director ceases to serve as a director, and share units are payable at that time in actual shares of our stock. The compensation related to share unit awards has been calculated based on the grant date fair value of the award. The fair value of a share unit is based on the market price of a share of stock on the date of grant.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

Directors who are our employees (currently Mr. Levatich) do not receive compensation for their services as directors. Directors who are not employees received an annual retainer fee of $110,000 in fiscal 2016. Mr. Cave received an additional $160,000 for his service as the non-executive Chairman of the Board. For serving as the Chair of the Nominating and Corporate Governance Committee, a non-employee director is entitled to receive an additional retainer fee of $15,000. For serving as the Chair of the Sustainability Committee, a non-employee director is entitled to receive an additional annual retainer fee of $10,000. The Chair of the Audit and Finance Committee and the Chair of the Human Resources Committee are each entitled to receive an additional $20,000 annual retainer fee. Other members of the Audit and Finance Committee are entitled to receive an additional $5,000 annual retainer fee.

56     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pursuant to our Director Stock Plan, a non-employee director may elect to receive 0%, 50%, or 100% of the annual retainer fee to be paid in each calendar year in the form of shares of our common stock based upon the fair market value of common stock at the time of our annual meeting of shareholders. In addition, non-employee directors receive an annual grant of share units, each representing the right to receive one share of our common stock and therefore having the value of one share of our common stock.

Also pursuant to our Director Stock Plan, directors may choose to defer the receipt of their annual retainer fees payable in cash or shares of common stock. Deferrals of fees payable in shares of common stock are credited to a share account, are treated as if invested in common stock, and ultimately will be paid in common stock. Deferrals of fees payable in cash are credited to a cash account and will earn a return based on investment options that we make available to the director and that the director selects. A director will receive his or her deferred compensation following cessation of his or her service on the Board in compliance with applicable rules regarding deferred compensation plans.

The purpose of our Director Stock Plan is to further align the interests of outside directors with shareholders by providing for a portion of annual compensation for the directors’ services in shares of common stock or share units.

In addition, we provide to non-employee directors a clothing allowance of $1,500 to purchase Harley-Davidson MotorClothes® apparel and accessories, along with a discount on our products that is the same discount available to all U.S. employees of HDMC. We may also provide a director with the use of a motorcycle where doing so may further our business objectives.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. To our knowledge, there are no holders of more than 10% of our common stock. Based on our review of the copies of Forms 3 and 4 (and any amendments) filed with the SEC and the written representations of our directors and executive officers, we believe that during fiscal year 2016 our directors and executive officers complied with all Section 16(a) filing requirements.

58     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 23, 2017, with respect to the ownership of our common stock by each director, our named executive officers, all directors and executive officers as a group, and each person or group of persons that we know to own beneficially more than 5% of our stock.

Beneficial Ownership Table

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Number of Shares (2)		Percent of Class	Shares Issuable Upon Exercise of Stock Options (3)	Restricted Stock Units (4)
Troy Alstead	—		—	—	—
R. John Anderson	29,400		*	—	—
Michael J. Cave	22,071		*	—	—
Allan Golston	—		—	—	—
Lawrence G. Hund	108,880	(5)	*	98,601	17,084
Donald A. James	251,184	(6)	*	—	—
Paul J. Jones	46,403		*	44,804	11,932
Michelle A. Kumbier	28,404		*	27,792	33,346
Matthew S. Levatich	265,575		*	195,786	62,750
Sara L. Levinson	29,599		*	—	—
N. Thomas Linebarger	41,772		*	—	—
George L. Miles, Jr.	30,514		*	—	—
Brian R. Niccol	27,362		*	—	—
James A. Norling, Jr.	27,752	(7)	*	—	—
John A. Olin	248,858		*	211,584	20,375
Maryrose T. Sylvester	4,830		*	—	—
Jochen Zeitz	22,541		*	—	—
All Directors and Officers as a Group	1,237,975		*	620,119	173,658
The Vanguard Group, Inc.	16,881,765	(8)	9.5	—	—
Massachusetts Financial Services Company	11,174,960	(9)	6.3	—	—
BlackRock, Inc.	10,482,985	(10)	5.9	—	—
Dodge & Cox	8,885,423	(11)	5.0	—	—

* The amount shown is less than 1% of the outstanding shares of our common stock.

(1) Except as otherwise noted, all persons have sole voting and investment power over the shares listed. In all cases, information regarding such power is based on information that the individual beneficial owners provide to us.

(2) Includes, but is not limited to, shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 23, 2017 and shares of common stock held in our 401(k) Plan and our Dividend Reinvestment Plan as of February 23, 2017.

(3) Includes only stock options exercisable within 60 days of February 23, 2017.

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COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(4) Amounts shown in this column are not included in the columns titled “Number of Shares” or “Percent of Class.” Amounts shown in this column represent restricted stock units (RSUs) that we awarded under our 2014 Incentive Stock Plan on February 3, 2015, February 2, 2016 and February 1, 2017. Each restricted stock unit represents a contingent right to receive one share of stock. One-third of the total number of units granted on each of February 3, 2015, February 2, 2016 and February 1, 2017 vest on each of the first three anniversaries of the date of grant. The RSUs are subject to forfeiture until vested. Further, the RSUs described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis; however, any distribution would not be within 60 days of February 23, 2017.

(5) Mr. Hund’s spouse, Jane L. Hund, holds 1,619 shares in the Jane L. Hund Revocable Trust. Mrs. Hund serves as Trustee of the Trust and has sole voting power over the shares.

(6) 211,788 shares of common stock are held by entities controlled by Mr. James who has sole voting power over the shares.

(7) Heritage Ventures, Ltd. held 8,000 shares of common stock. Mr. Norling has sole voting power over the shares.

(8) We derived the information from a Schedule 13G/A that The Vanguard Group, Inc., an investment adviser, filed with the company and the SEC on February 13, 2017. As of December 31, 2016, The Vanguard Group, Inc. was deemed to be the beneficial owner of 16,881,765 shares and had sole voting power over 279,223 shares, shared voting power over 34,254 shares, sole investment power over 16,571,876 shares and shared investment power over 309,889 shares. The Vanguard Group, Inc. is located at 100 Vanguard Blvd., Malvern, PA 19355.

(9) We derived the information from a Schedule 13G/A that Massachusetts Financial Services Company (MFS) filed with the company and the SEC on February 7, 2017. As of December 31, 2016, MFS was deemed to be the beneficial owner of 11,174,960 shares and had sole voting power over 10,115,743 shares, shared voting power over zero shares, sole investment power over 11,174,960 shares and shared investment power over zero shares. MFS is located at 111 Huntingdon Avenue, Boston, MA 02199.

(10) We derived the information from a Schedule 13G/A that BlackRock, Inc. filed with the company and the SEC on January 24, 2017. As of December 31, 2016, BlackRock, Inc. was deemed to be the beneficial owner of 10,482,985 shares and had sole voting power over 8,900,500 shares, shared voting power over zero shares, sole investment power over 10,482,985 shares and shared investment power over zero shares. BlackRock, Inc. is located at 55 East 52nd Street, New York, NY 10055.

(11) We derived the information from a Schedule 13G/A that Dodge & Cox filed with the company and the SEC on February 14, 2017. As of December 31, 2016, Dodge & Cox was deemed to be the beneficial owner of 8,885,423 shares and had sole voting power over 8,363,401 shares, shared voting power over zero shares, sole investment power over 8,885,423 shares and shared investment power over zero shares. Dodge & Cox is located at 555 California Street, 40th Floor, San Francisco, CA 92104.

60     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussions, the Human Resources Committee recommended to the Board that we include the Compensation Discussion and Analysis in this Proxy Statement.

2016 Human Resources Committee of the Board of Directors

Michael J. Cave, Chair	Sara L. Levinson
R. John Anderson	Brian R. Niccol

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Board has empowered the Nominating and Corporate Governance Committee to continuously review our corporate governance practices and to make recommendations to the Board. The Nominating and Corporate Governance Committee regularly reviews our Corporate Governance Policy, encourages the continuing education of Board members, provides Board members with access to senior management and defines each Board member’s responsibility to attend meetings and review all pre-meeting materials.

As part of our global compliance and ethics program, we have a Code of Business Conduct that applies to all of our employees, officers and Board members. We also have a Supplier Code of Conduct that applies to our suppliers and their agents who do work on behalf of Harley-Davidson. The Code of Business Conduct reporting helpline, website and telephone numbers are designed to provide employees and suppliers with the opportunity to ask Code-related questions or report a potential Code violation throughout the world (where legally allowable). Our Chief Legal Officer reports to the Nominating and Corporate Governance Committee on matters relating to the company’s global compliance and ethics program. We also have in effect the Conflict of Interest Process that the Nominating and Corporate Governance Committee has approved. The Code of Business Conduct, Supplier Code of Conduct, Conflict of Interest Process, Corporate Governance Policy and each of the four committee Charters appear on the Corporate Governance page of our website at http://investor.harley-davidson.com

In addition, the Corporate Governance page of our website contains information about how our shareholders can contact Board members if they have questions or issues of concern for the Board and other information relating to the company’s corporate governance. We are not including the information available through our website as a part of this Proxy Statement.

As set forth in its Charter, the Nominating and Corporate Governance Committee leads the Board in an annual review of the performance of the Board, the Board’s committees and the Directors. Annually, the Nominating and Corporate Governance Committee reviews the independence of each director and examines all relationships, if any, a director has with the company to determine if that relationship is material. The Nominating and Corporate Governance Committee has determined that two current directors (Messrs. James and Levatich) are not independent and has reviewed the very limited business relationships that one other director has with the company. We disclose this relationship in the “Certain Transactions” section. All members of the Nominating and Corporate Governance Committee are independent in accordance with New York Stock Exchange rules.

2016 Nominating and Corporate Governance Committee of the Board of Directors

N. Thomas Linebarger, Chair	Brian R. Niccol
R. John Anderson	James A. Norling
Michael J. Cave	Jochen Zeitz
Sara L. Levinson	Maryrose T. Sylvester
George L. Miles, Jr.

62     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

AUDIT AND FINANCE COMMITTEE REPORT

During 2016, the Audit and Finance Committee (formerly the Audit Committee) was comprised of six members, five of whom are current directors and three of whom (Messrs. Linebarger, Miles and Zeitz) the Board determined to be audit committee financial experts within the meaning of SEC rules. All Audit and Finance Committee members are independent and financially literate pursuant to New York Stock Exchange rules.

The Audit and Finance Committee Charter provides that the independent auditor is accountable to the Audit and Finance Committee and to the Board. The Audit and Finance Committee has the ultimate authority and responsibility to appoint, retain, evaluate and, where appropriate, replace the independent registered public accounting firm serving as the company’s independent auditor. However, the Audit and Finance Committee will seek shareholder ratification of its choice of independent auditor at Harley-Davidson’s annual meeting of shareholders.

The Audit and Finance Committee has reviewed and discussed with management its assessment of the effectiveness of Harley-Davidson’s internal control system over financial reporting as of December 31, 2016. Management has concluded that the internal control system was effective. Additionally, Harley-Davidson’s internal control over financial reporting as of December 31, 2016 was audited by Ernst & Young LLP, Harley-Davidson’s independent auditor for the 2016 fiscal year.

The Audit and Finance Committee has reviewed and discussed Harley-Davidson’s audited financial statements for the 2016 fiscal year with management as well as with representatives of Ernst & Young LLP. The Audit and Finance Committee has also discussed with Ernst & Young LLP matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. The Audit and Finance Committee has received written disclosures from Ernst & Young LLP regarding their independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit and Finance Committee has recommended to the Board that the audited financial statements for the 2016 fiscal year be included in Harley-Davidson’s Annual Report on Form 10-K for the 2016 fiscal year for filing with the SEC.

2016 Audit and Finance Committee of the Board of Directors

James A. Norling, Chair	Maryrose T. Sylvester
N. Thomas Linebarger	Jochen Zeitz
George L. Miles, Jr.

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SHAREHOLDER PROPOSALS

If a shareholder intends to present a proposal at the 2018 annual meeting of shareholders and desires to have us include that proposal in our proxy materials for that meeting under Rule 14a-8 under the Securities Exchange Act of 1934, then the shareholder must ensure that we receive the proposal by November 20, 2017. A shareholder who otherwise intends to present business at the 2018 annual meeting of shareholders must comply with the requirements set forth in our Restated Articles of Incorporation as supplemented by our By-laws. Our Restated Articles of Incorporation and By-laws contain specific requirements with which a shareholder must comply. For example, our Restated Articles of Incorporation state that a shareholder must give written notice that complies with the Restated Articles of Incorporation as supplemented by our By-laws to our Secretary not less than 60 days before the date in 2018 corresponding to the date we released this Proxy Statement to our shareholders. Because we anticipate mailing the Notice of Internet Availability of Proxy Materials on March 20, 2017, we must receive notice of a proposal for shareholders to consider at the 2018 annual meeting of shareholders that a shareholder submits other than pursuant to Rule 14a-8 no later than January 19, 2018.

If we receive the notice after January 19, 2018, then we will consider the notice untimely and we will not have an obligation to present the proposal at the 2018 annual meeting of shareholders. If the Board chooses to present a proposal that a shareholder submits other than under Rule 14a-8 at the 2018 annual meeting of shareholders, then the persons named in the proxies that the Board requests for the 2018 annual meeting of shareholders may exercise discretionary voting power with respect to the proposal.

64     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	(1) To elect ten directors to the Board of Directors; (2) to approve, by advisory vote, the compensation of our named executive officers; (3) to consider the frequency of the advisory vote on compensation of our named executive officers; (4) to ratify the selection of Ernst & Young LLP, independent registered public accounting firm, to be the auditors for the fiscal year ending December 31, 2017; and (5) to take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting. The Notice of Annual Meeting of Shareholders and this Proxy Statement describe these matters in more detail. In addition, members of management will report on our 2016 performance and, once the shareholders conclude the business of the Annual Meeting, respond to shareholders’ questions as time permits.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of Harley-Davidson, Inc., or individuals that shareholders have duly appointed as their proxies, may attend the Annual Meeting. Appointing a proxy in response to this request will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. To attend the Annual Meeting, please follow these instructions:

If shares you own are registered in your name or if you own shares through our Dividend Reinvestment Plan, to enter the Annual Meeting, please bring a form of photo identification and either (1) proof of your ownership of our common stock or (2) the Notice of Internet Availability of Proxy Materials; or if you hold your shares in “street name” (that is, through a broker, bank or other nominee), to enter the Annual Meeting, please bring a copy of a brokerage statement reflecting your ownership of our common stock or other proof of ownership through such broker, bank or nominee and a form of photo identification.

Q:	What constitutes a quorum?

A:	A majority of the 175,627,299 shares of our stock outstanding on February 23, 2017 must be present, in person or by proxy, to provide a quorum at the Annual Meeting. If you vote, your shares will count toward satisfying the quorum requirement. If you return a proxy card or otherwise submit a proxy marked “ABSTAIN” or without voting instructions, your shares of common stock will also count toward satisfying the quorum requirement. Also, in those instances where banks, brokers or other nominees who hold shares on behalf of others have returned a proxy but could not vote the shares on particular matters without receiving voting instructions from the beneficial owners (“broker nonvotes”), those shares will count toward satisfying the quorum requirement. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee. Once a share is counted as present at the Annual Meeting, it will count as present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for the adjournment or postponement).

Q:	Who is entitled to vote?

A:	Only holders of the 175,627,299 shares of our common stock outstanding as of the close of business on February 23, 2017, can vote at the Annual Meeting. Each of these shareholders has one vote for each share of our stock held on that date.

HARLEY-DAVIDSON.COM       65

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	How do I vote?

A:	If the records of our transfer agent show that you own shares in your name or if you own shares through our Dividend Reinvestment Plan at the close of business on February 23, 2017, then you may vote (1) via the internet at http://www.proxyvote.com, (2) in person at the Annual Meeting, (3) by mail or telephone after first requesting a printed copy of this Proxy Statement, proxy card and Annual Report on Form 10-K and following the instructions set forth on the proxy card, or (4) by telephone after reviewing the Proxy Statement and Annual Report on Form 10-K at http://www.proxyvote.com. If you own shares in street name, you may vote via telephone or the internet if your bank, broker or other nominee makes those methods available, in which case your bank, broker or other nominee will provide instructions with your Proxy Statement. The telephone and internet voting procedures will authenticate your identity, allow you to give your voting instructions and confirm that we properly recorded your instructions. If you vote via the internet, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from internet access providers and telephone companies.

Q:	What is the effect of not voting at the Annual Meeting?

A:	The consequences of not voting at the Annual Meeting will depend on how you own your shares. If the records of our transfer agent, Computershare Investor Services LLC, show that you own shares in your name or if you own shares through our Dividend Reinvestment Plan and you do not vote, we cannot consider those shares present at the meeting and they will not count toward satisfying the quorum requirement.

If you own shares in street name and do not vote, your broker, bank or other nominee may vote your shares at the meeting. If you do not give voting instructions for your shares, your broker, bank or other nominee may or may not be able to vote your shares in its discretion depending on the proposals before the meeting. Your broker, bank or other nominee may vote your shares in its discretion on routine matters such as Proposal 4, the ratification of the selection of our independent registered public accounting firm, but may not vote your shares in its discretion on the other Proposals. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee.

Q:	Can I change my vote after I submit my proxy?

A:

Yes. You can change your vote at any time before the Annual Meeting by submitting a new proxy or by providing written notice to our Secretary and voting in person at the Annual Meeting. Your presence at the Annual Meeting does not in and of itself revoke your proxy. You also are invited to attend the Annual Meeting in person. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Unless you properly revoke your proxy, the persons you have appointed will vote your shares at the Annual Meeting. If you specify a choice by means of the proxy, the persons you have appointed will vote your shares as you specify. If you do not specify a choice, the persons you have appointed will vote your shares in accordance with the recommendations of the Board of Directors.

Q:	Is my vote confidential?

A:	We will handle all proxy instructions, ballots and voting tabulations that identify individual shareholders carefully to protect your voting privacy. No one will disclose your vote either within Harley-Davidson or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.

66     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Who will count the vote?

A:	Broadridge Financial Solutions, Inc. will count the vote. Its representative will serve as the inspector of the election.

Q:	Who pays to prepare and solicit the proxies?

A:	We pay the cost of soliciting the proxies relating to the Annual Meeting, except for some costs that may arise through your use of the telephone and internet. We may request proxies in person, by telephone, internet and facsimile machine, as well as through the mail. We also expect to ask banks, brokerage houses and other custodians, nominees or fiduciaries to forward proxy materials to their principals and to obtain proxies. We will reimburse these institutions for their out-of-pocket expenses.

Q:	How can I obtain printed copies of the proxy materials?

A:	If you are a shareholder, you may receive a printed copy of the proxy materials by following the instructions below, which also appear in the Notice of Internet Availability of Proxy Materials.

If you want to receive a printed copy of this Proxy Statement, proxy card and/or Annual Report on Form 10-K, you must request one. There is NO charge by the company for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY EMAIL	sendmaterial@proxyvote.com

If you request printed materials by email, please send a blank email that includes the control number that appears in your Notice of Internet Availability of Proxy Materials in the email subject line. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as usage charges from Internet access providers and telephone companies.

Requests, instructions and inquiries sent to the email address above for purposes other than requesting a printed copy of this Proxy Statement, proxy card and Annual Report on Form 10-K will NOT be reviewed or accommodated. Please make the request as instructed above on or before April 12, 2017, to facilitate delivery prior to the Annual Meeting. After April 12, 2017, you may request printed copies of this Proxy Statement and/or Annual Report on Form 10-K, but not a proxy card, by contacting the company’s Investor Relations Department directly by: (a) mail at Harley-Davidson, Inc., Attention: Investor Relations, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653, (b) telephone at 877-HDSTOCK (toll-free) or (c) email at investor.relations@harley-davidson.com.

HARLEY-DAVIDSON.COM       67

QUESTIONS AND ANSWERS ABOUT THE COMPANY

Q:	How is management structured?

A:	Harley-Davidson, Inc. operates in two business segments- the motorcycles and related products segment and the financial services segment. The motorcycles and related products segment includes companies that do business as Harley-Davidson Motor Company (“HDMC”). The financial services segment includes Harley-Davidson Financial Services (“HDFS”).

Our organizational structure consists of the Harley-Davidson Leadership Team (“HDLT”) and a broad group of our leaders representing key functions and key individuals of Harley-Davidson that we refer to as senior leaders.

The HDLT consists of the Chief Executive Officer of Harley-Davidson, Inc., as well as the President of HDFS and other senior officers who report directly to the Chief Executive Officer. The members of the HDLT are responsible for making decisions on business issues that impact our entire company, developing high-level policies and advising our Chief Executive Officer. For Securities and Exchange Commission (“SEC”) purposes, we consider the HDLT members our executive officers. Among other things, the SEC requires executive officers to disclose publicly their holdings of and transactions involving our stock.

Q:	Who are our executive officers for SEC purposes?

A:	As of February 23, 2017, our executive officers for general SEC purposes were as follows:

Name and Title	Age
Matthew S. Levatich, President and Chief Executive Officer, Harley-Davidson, Inc.	52
We have employed Mr. Levatich for approximately 22 years. Mr. Levatich became our President and Chief Executive Officer effective May 1, 2015.
John A. Olin, Senior Vice President and Chief Financial Officer, Harley-Davidson, Inc.	56
We have employed Mr. Olin for approximately 14 years.
Lawrence G. Hund, President and Chief Operating Officer, Harley-Davidson Financial Services	60
We have employed Mr. Hund for approximately 6 years and previously employed him for approximately 5 years prior to 2008.
Michelle A. Kumbier, Senior Vice President, Motor Company Product and Operations,	49
Harley-Davidson Motor Company
We have employed Ms. Kumbier for approximately 21 years.
Paul J. Jones, Vice President and Chief Legal Officer, Harley-Davidson, Inc.	46
We have employed Mr. Jones for approximately 7 years.
Sean J. Cummings, Senior Vice President, Global Demand, Harley-Davidson Motor Company	54
We have employed Mr. Cummings for approximately 3 years.
Joanne M. Bischmann, Vice President, Communications of Harley-Davidson, Inc.	55
We have employed Ms. Bischmann for approximately 26 years.
Tchernavia Rocker, Vice President, Human Resources, Harley-Davidson, Inc.	43
We have employed Ms. Rocker for approximately 17 years.

68     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING

Ms. Bischmann, Mr. Hund and Mr. Olin have served in their respective current capacities for more than five years. We have employed the executive officers identified below in their respective current capacities for less than five years. The following is additional biographical information for at least the last five years relating to these executive officers:

Mr. Levatich became our President and Chief Executive Officer in 2015. Prior to that time, he served as President and Chief Operating Officer of HDMC since 2009.

Ms. Kumbier has been with Harley-Davidson since 1997 and, since 2015, has been Harley-Davison Motor Company’s Senior Vice President, Motor Company Product and Operations. From 2012 to 2015, she was Senior Vice President of Motorcycle Operations, and from 2010 to 2012, she was our Senior Vice President, Product Development.

Mr. Jones became our Vice President, Strategy and Sustainability and Chief Legal Officer in February 2016. He joined the company in 2010 as Vice President, General Counsel and Secretary.

Mr. Cummings has been with Harley-Davidson since 2014 and has served as our Senior Vice President, Global Demand since October 2015. From 2014 to 2015, he was our Vice President, Latin America. Prior to joining our company, Mr. Cummings served as President and COO of Milsco Manufacturing Company (a manufacturer of seating products) from 2009 until he joined the company in 2014.

Ms. Rocker has been with Harley-Davidson since 2000 and, since July 2016, has been our Vice President, Human Resources. From 2014 to 2016, she served as General Manager Human Resources and from 2012 to 2014 she served as Senior Director, Human Resources.

In addition to the executive officers listed above, Mark R. Kornetzke is our Chief Accounting Officer. We have employed Mr. Kornetzke for approximately 20 years and he has served in his current role since 2009.

Q:	Does Harley-Davidson have a chief compliance officer?

A:	Yes. Our Board first appointed a chief compliance officer in 2004. Paul J. Jones, our Vice President and Chief Legal Officer, is our current Chief Compliance Officer. Appointing a chief compliance officer was part of the Board’s commitment to compliance and its desire to promote compliance, education and reporting within our company. This action formalized our continuing efforts to direct and promote an effective compliance program. Among other things, under this compliance program, management is required to report significant compliance issues to the Legal Department when they occur. The compliance program also includes training to employees, including senior management, on corporate governance issues including anti-bribery, ethics, privacy, insider trading restrictions and restrictions on disclosure of nonpublic material information. The company has a global compliance and ethics training program managed by an attorney from our Legal Department and other employees who manage corporate governance, compliance and records management. The Audit and Finance Committee and Nominating and Corporate Governance Committee receive quarterly reports on legal and compliance matters.

HARLEY-DAVIDSON.COM       69

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Does Harley-Davidson have a disclosure committee?

A:	Yes. In 2002, we established a Disclosure Committee comprised of members of management responsible for considering the materiality of information and making disclosure decisions on a timely basis. If necessary, a subset of the Disclosure Committee comprised of the Chief Financial Officer and the Chief Legal Officer is authorized to fulfill the functions of the Disclosure Committee. Although the following information and documentation are not provided along with this Proxy Statement, the Disclosure Committee Guidelines provide that the Disclosure Committee: (1) has access to all company books, records, facilities and personnel, as well as our independent registered public accounting firm and outside counsel; (2) designs, establishes and maintains disclosure controls and procedures for the SEC reporting process and modifies them from time to time, as appropriate; (3) creates and reviews all financial press releases; (4) reviews SEC filings on Form 8-K relating to quarterly earnings releases, Form 10-K and Form 10-Q and our annual proxy statement; (5) suggests appropriate disclosures or provides opinions on disclosure issues; (6) evaluates changes in SEC, New York Stock Exchange and Financial Accounting Standards Board disclosure rules and makes recommendations regarding their impact on the company; (7) consults with management, internal auditors, independent accountants and outside legal counsel; (8) discusses material items with employees in the internal audit function, independent registered public accounting firm and management to ensure appropriate disclosure; (9) arranges for necessary training to ensure effective implementation of the disclosure controls and procedures; and (10) annually reviews and reassesses the performance of the Disclosure Committee and these guidelines.

Q:	Does Harley-Davidson have a policy for communicating material non-public information?

A:	Yes. The company’s Policy for Managing Disclosure of Material Information describes the procedures relating to communication with the public, the investment community and third party business contacts. The policy can be found on the Corporate Governance page of our website at http://investor.harley-davidson.com

Q:	Does Harley-Davidson have an internal audit department?

A:	Yes. The head of the internal audit function reports directly to both the Audit and Finance Committee and our Chief Financial Officer. The Audit and Finance Committee Charter specifically provides that the head of the internal audit function is accountable to the Board of Directors and the Audit and Finance Committee and that the Audit and Finance Committee has the ultimate authority and responsibility to appoint, retain, evaluate and replace the head of the internal audit function. For more information on the internal audit function, please see the “Audit and Finance Committee Report.”

Q:	Where can I find corporate governance materials for Harley-Davidson?

A:	The Corporate Governance page of our website at http://investor.harley-davidson.com contains our Corporate Governance Policy, our Conflict of Interest Process for Directors, Executive Officers and Other Employees, our Code of Business Conduct, our Financial Code of Ethics, our Policy for Managing Disclosure of Material Information, the charters for the Audit and Finance Committee, Nominating and Corporate Governance Committee, Human Resources Committee and Sustainability Committee, our By-laws, a list of the Board of Directors, our Statement on Conflict Minerals, California Transparency in Supply Chain Act Disclosure, Political Contributions and Engagement and the Clawback Policy. We are not including the information available through our website as a part of this Proxy Statement. As a shareholder, you can request paper copies of the documents found on

70     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING

the Corporate Governance page of our website at any time by contacting our Investor Relations Department by: (a) mail at Harley-Davidson, Inc., Attention: Investor Relations, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653, (b) telephone at 877-HDSTOCK (toll-free) or (c) email at investor.relations@harley-davidson.com. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as usage charges from internet access providers and telephone companies.

Q:	Does the company have a code of business conduct?

A:	The Board of Directors first adopted our Code of Business Conduct in 1992 and the Board amended and restated it in each of 2003 and 2012. Our Code of Business Conduct applies to all of our employees, including all executives and directors, and promotes honest and ethical conduct and provides guidance in handling various business situations. It is available worldwide to our employees on our intranet and on the Corporate Governance page of our website at http://investor.harley-davidson.com. Where allowed by law, employees may anonymously report possible violations of the Code of Business Conduct by calling a third-party toll-free telephone number that is available 24 hours a day and seven days a week, via a third-party internet website or by writing to our Chief Legal Officer at the following address in care of our Secretary: Harley-Davidson, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. Employees may also report possible violations to their supervisor, their local human resources department, their local legal department, or the Chief Legal Officer and Chief Compliance Officer of Harley-Davidson, Inc. For more information, please see the “Nominating and Corporate Governance Committee Report.”

Q:	Does the company have a financial code of ethics?

A:	Employees in key senior management positions, including the HDLT, and in areas that provide support to the finance and accounting areas, sign our Financial Code of Ethics. The Financial Code of Ethics was most recently revised in November 2015. Employees may report possible violations of the Financial Code of Ethics via the Code of Business Conduct reporting line or directly to the Chair of the Audit and Finance Committee, in care of our Secretary: Harley-Davidson, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. Employees may also report possible violations to their supervisor, their local human resources department, their local legal department, or the Chief Legal Officer and Chief Compliance Officer of Harley-Davidson, Inc.

Q:	How may I contact the members of the Board of Directors?

A:	The Corporate Governance page of our website lists the current members of the Board of Directors. Shareholders or other parties interested in communicating with Michael J. Cave, our Chairman of the Board (who is the contact for those who wish to communicate with non-management directors), or any other director may do so by writing in care of our Secretary, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. We open and forward all mail to the director or directors specified in the communication.

Q:	Does the company have a chairman or a presiding director?

A:	We currently have a non-executive Chairman of the Board. Our By-Laws provide for a Presiding Director when the Chairman of the Board is not an independent Director.

HARLEY-DAVIDSON.COM       71

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	How may I recommend a candidate to serve on the Board of Directors?

A:	Shareholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee at any time by writing to the Chair of the committee in care of our Secretary at the above address. To enable the committee to consider a shareholder recommendation in connection with the 2018 annual meeting of shareholders, we must receive the recommendation on or before November 20, 2017. Under “Nominating and Corporate Governance Committee,” we discuss the criteria that the Nominating and Corporate Governance Committee considers for identifying and recommending new candidates to serve on the Board.

By Order of the Board of Directors,
Harley-Davidson, Inc.

Paul J. Jones
Secretary

Milwaukee, Wisconsin
March 20, 2017

72     HARLEY-DAVIDSON, INC. 2017 PROXY STATEMENT

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 29, 2017

HARLEY-DAVIDSON, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

HARLEY-DAVIDSON, INC.
3700 W. JUNEAU AVENUE
MILWAUKEE, WI 53208
Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	February 23, 2017
Date: April 29, 2017	Time: 10:00 AM CDT
Location:	Harley-Davidson Museum 400 West Canal Street Milwaukee, Wisconsin

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT           ANNUAL REPORT ON FORM 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 12, 2017 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote By Phone: You may vote these shares by telephone by requesting a paper copy of the materials or by viewing the proxy materials at www.proxyvote.com at which time a toll-free number will be provided.

Vote In Person: You can use this Notice as your admission ticket to the shareholders meeting. At the meeting, you will need to request a ballot to vote these shares.

Voting Items

The Board of Directors recommends you vote FOR all the nominees listed below.

1.	Election of Directors

	Nominees:

	01)	Troy Alstead	06)	Sara L. Levinson
	02)	R. John Anderson	07)	N. Thomas Linebarger
	03)	Michael J. Cave	08)	Brian R. Niccol
	04)	Allan Golston	09)	Maryrose T. Sylvester
	05)	Matthew S. Levatich	10)	Jochen Zeitz

The Board of Directors recommends you vote FOR Proposal 2.

2.	To approve, by advisory vote, the compensation of our Named Executive Officers.

The Board of Directors recommends you vote EVERY YEAR on Proposal 3.

3.	To consider the frequency of the advisory vote on the compensation of our Named Executive Officers.

The Board of Directors recommends you vote FOR Proposal 4.

4.	To ratify the selection of Ernst & Young LLP, independent registered public accounting firm, to be the auditors for the fiscal year ending December 31, 2017.

NOTE: By submitting your proxy, you authorize John A. Olin and Paul J. Jones to use their discretion when voting upon any other matter that may properly come before the 2017 Annual Meeting of Shareholders.

HARLEY-DAVIDSON, INC.
ATTN: STEPHEN W. BOETTINGER
3700 W. JUNEAU AVENUE
MILWAUKEE, WI 53208

Electronic Voting Instructions
You can vote by Internet or telephone
Available 24 hours a day, 7 days a week

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E18697-P86448	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARLEY-DAVIDSON, INC.	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR all the nominees listed below.
1. Election of Directors	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

01)	Troy Alstead	06)	Sara L. Levinson
02)	R. John Anderson	07)	N. Thomas Linebarger
03)	Michael J. Cave	08)	Brian R. Niccol
04)	Allan Golston	09)	Maryrose T. Sylvester
05)	Matthew S. Levatich	10)	Jochen Zeitz

The Board of Directors recommends you vote FOR Proposal 2.			For	Against	Abstain

2.	To approve, by advisory vote, the compensation of our Named Executive Officers.		☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on Proposal 3.		Every Year	Every 2 Years	Every 3 Years	Abstain

3.	To consider the frequency of the advisory vote on the compensation of our Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.			For	Against	Abstain

4.	To ratify the selection of Ernst & Young LLP, independent registered public accounting firm, to be the auditors for the fiscal year ending December 31, 2017.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the reverse side of this card where indicated.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED BY THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

E18698-P86448

Proxy — Harley-Davidson, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE APRIL 29, 2017 ANNUAL MEETING OF SHAREHOLDERS

The undersigned appoints John A. Olin and Paul J. Jones and each of them as proxies for the undersigned, with full power of substitution and resubstitution, to act and vote all the shares of common stock of Harley-Davidson, Inc. held of record by the undersigned on February 23, 2017 at the Annual Meeting of Shareholders of Harley-Davidson, Inc. to be held on April 29, 2017 and at any adjournment or postponement of the meeting (the "Meeting").

Without limiting the generality of this Proxy Card, Messrs. Olin and Jones are each authorized to vote: (a) as specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and (b) in their discretion upon any other matter that may properly come before the Meeting.

The Board of Directors recommends a vote FOR: (i) the listed director nominees (Proposal 1); (ii) approving, by advisory vote, the compensation of our Named Executive Officers (Proposal 2); (iii) "EVERY YEAR" regarding the frequency of the advisory vote on the compensation of our Named Executive Officers (Proposal 3); and (iv) ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to be the auditors for the fiscal year ending December 31, 2017 (Proposal 4).

The shares represented by this Proxy Card shall be voted as specified. If no specification is made, the shares shall be voted as recommended by the Board of Directors.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side